                                                                   EXHIBIT 4.6

                                                 S&C Draft of October 13, 1999





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                      AMENDED AND RESTATED TRUST AGREEMENT

                                     among


                      EVEREST REINSURANCE HOLDINGS, INC.,
                                  as Depositor


                           THE CHASE MANHATTAN BANK,

                              as Property Trustee


                         CHASE MANHATTAN BANK DELAWARE,
                              as Delaware Trustee

                                      and


                    THE ADMINISTRATIVE TRUSTEES NAMED HEREIN


                          ---------------------------



                         Dated as of October |X|, 1999


                          ---------------------------



                            EVEREST RE CAPITAL TRUST


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

                                TABLE OF CONTENTS


                            ARTICLE I.DEFINED TERMS

SECTION 1.1.  Definitions......................................................2


                  ARTICLE II.CONTINUATION OF THE ISSUER TRUST

SECTION 2.1.  Name............................................................12
SECTION 2.2.  Office of the Delaware Trustee; Principal Place of Business.....13
SECTION 2.3.  Initial Contribution of Trust Property; Organizational Expenses.13
SECTION 2.4.  Issuance of the Preferred Securities............................13
SECTION 2.5.  Issuance of the Common Securities; Subscription and Purchase
              of Notes........................................................13
SECTION 2.6.  Continuation of Trust...........................................14
SECTION 2.7.  Authorization to Enter into Certain Transactions................14
SECTION 2.8.  Assets of Trust.................................................18
SECTION 2.9.  Title to Trust Property.........................................18


                          ARTICLE III.PAYMENT ACCOUNT

SECTION 3.1.  Payment Account.................................................18


                      ARTICLE IV.DISTRIBUTIONS; REDEMPTION

SECTION 4.1.  Distributions...................................................19
SECTION 4.2.  Redemption......................................................20
SECTION 4.3.  Subordination of Common Securities..............................23
SECTION 4.4.  Payment Procedures..............................................23
SECTION 4.5.  Withholding Tax.................................................24
SECTION 4.6.  Tax Returns and Reports.........................................24
SECTION 4.7.  Payment of Taxes, Duties, Etc. of the Issuer Trust..............24
SECTION 4.8.  Payments under Indenture or Pursuant to Direct Actions..........24
SECTION 4.9.  Liability of the Holder of Common Securities....................25
SECTION 4.10. Exchanges.......................................................25


                       ARTICLE V.SECURITIES CERTIFICATES

SECTION 5.1.  Initial Ownership...............................................26
SECTION 5.2.  The Securities Certificates.....................................26
SECTION 5.3.  Execution and Delivery of Securities Certificates...............26
SECTION 5.4.  Book-Entry Preferred Securities.................................27
SECTION 5.5.  Registration of Transfer and Exchange of Preferred Securities
              Certificates....................................................29
SECTION 5.6.  Mutilated, Destroyed, Lost or Stolen Securities Certificates....30
SECTION 5.7.  Persons Deemed Holders..........................................31
SECTION 5.8.  Access to List of Holders' Names and Addresses..................31
SECTION 5.9.  Maintenance of Office or Agency.................................31
SECTION 5.10. Appointment of Paying Agents....................................32
SECTION 5.11. Ownership of Common Securities by Depositor.....................32
SECTION 5.12. Notices to Clearing Agency......................................33
SECTION 5.13. Rights of Holders; Waivers of Past Defaults.....................33

                  ARTICLE VI.ACTS OF HOLDERS; MEETINGS; VOTING

SECTION 6.1.  Limitations on Voting Rights....................................36
SECTION 6.2.  Notice of Meetings..............................................37
SECTION 6.3.  Meetings of Holders of the Preferred Securities.................37
SECTION 6.4.  Voting Rights...................................................37
SECTION 6.5.  Proxies, Etc....................................................38
SECTION 6.6.  Holder Action by Written Consent................................38
SECTION 6.7.  Record Date for Voting and Other Purposes.......................38
SECTION 6.8.  Acts of Holders.................................................38
SECTION 6.9.  Inspection of Records...........................................40


                   ARTICLE VII.REPRESENTATIONS AND WARRANTIES

SECTION 7.1.  Representations and Warranties of the Property Trustee and the
              Delaware Trustee................................................40
SECTION 7.2.  Representations and Warranties of Depositor.....................41


                        ARTICLE VIII.THE ISSUER TRUSTEES

SECTION 8.1.  Certain Duties and Responsibilities.............................42
SECTION 8.2.  Certain Notices.................................................44
SECTION 8.3.  Certain Rights of Property Trustee..............................45
SECTION 8.4.  Not Responsible for Recitals or Issuance of Securities..........48
SECTION 8.5.  May Hold Securities.............................................48
SECTION 8.6.  Compensation; Indemnity; Fees...................................48
SECTION 8.7.  Corporate Property Trustee Required; Eligibility of Issuer
              Trustees........................................................49
SECTION 8.8.  Conflicting Interests...........................................50
SECTION 8.9.  Co-Trustees and Separate Trustee................................50
SECTION 8.10. Resignation and Removal; Appointment of Successor...............51
SECTION 8.11. Acceptance of Appointment by Successor..........................53
SECTION 8.12. Merger, Conversion, Consolidation or Succession to Business.....54
SECTION 8.13. Preferential Collection of Claims Against Depositor or Issuer
              Trust...........................................................54
SECTION 8.14. Property Trustee May File Proofs of Claim.......................54
SECTION 8.15. Reports by Property Trustee.....................................55
SECTION 8.16. Reports to the Property Trustee.................................55
SECTION 8.17. Evidence of Compliance with Conditions Precedent................56
SECTION 8.18. Number of Issuer Trustees.......................................56
SECTION 8.19. Delegation of Power.............................................56
SECTION 8.20. Appointment of Administrative Trustees..........................56
[SECTION 8.21. Delaware Trustee...............................................57


                 ARTICLE IX.TERMINATION, LIQUIDATION AND MERGER

SECTION 9.1.  Dissolution Upon Expiration Date................................57
SECTION 9.2.  Early Termination...............................................57
SECTION 9.3.  Termination.....................................................58
SECTION 9.4.  Liquidation.....................................................58
SECTION 9.5.  Mergers, Consolidations, Amalgamations or Replacements of Issuer
              Trust...........................................................60


                       ARTICLE X.MISCELLANEOUS PROVISIONS

SECTION 10.1. Limitation of Rights of Holders.................................61
SECTION 10.2. Agreed Tax Treatment of Issuer Trust and Trust Securities.......61
SECTION 10.3. Amendment.......................................................61
SECTION 10.4. Separability....................................................63
SECTION 10.5. Governing Law...................................................63
SECTION 10.6. Payments Due on Non-Business Day................................63
SECTION 10.7. Successors......................................................64
SECTION 10.8. Headings........................................................64
SECTION 10.9. Reports, Notices and Demands....................................64
SECTION 10.10.Agreement Not to Petition.......................................65
SECTION 10.11.Trust Indenture Act; Conflict with Trust Indenture Act..........65
SECTION 10.12.Acceptance of Terms of Trust Agreement, Guarantee Agreement
                         and Indenture........................................66

         Exhibit A         Certificate of Trust
         Exhibit B         Form of Letter of Representations
         Exhibit C         Form of Common Securities Certificate
         Exhibit D         Form of Expense Agreement
         Exhibit E         Form of Capital Securities Certificate

         AMENDED AND RESTATED TRUST AGREEMENT, dated as of October |X|, 1999, among (i) Everest Reinsurance Holdings, Inc., a Delaware corporation (including any successors or assigns, the "Depositor"), (ii) The Chase Manhattan Bank, a New York banking corporation, as property trustee (in such capacity, the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), (iii) Chase Manhattan Bank Delaware, a Delaware banking corporation, as Delaware trustee (in such capacity, the "Delaware Trustee"), (iv) Stephen L. Limauro, an individual, Robert T. Lupo, an individual and Frank N. Lopapa, an individual, each of whose address is c/o Everest Reinsurance Holdings, Inc., 477 Martinsville Road, P.O. Box 830, Liberty Corner, New Jersey 07938 (each an "Administrative Trustee" and collectively the "Administrative Trustees" and together with the Property Trustee and the Delaware Trustee the "Issuer Trustees") and (v) the several Holders, as hereinafter defined.


                                   WITNESSETH

         WHEREAS, the Depositor, the Property Trustee, the Delaware Trustee and one of the Administrative Trustees have heretofore created a Delaware business trust pursuant to the Delaware Business Trust Act by entering into a Trust Agreement, dated as of September 17, 1999 (the "Original Trust Agreement"), and by the execution and filing by the Delaware Trustee with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on September 17, 1999, attached as Exhibit A; and

         WHEREAS, the Depositor and the Issuer Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Issuer Trust to the Depositor, (ii) the issuance and sale of the Preferred Securities by the Issuer Trust pursuant to the Underwriting Agreement and (iii) the acquisition by the Issuer Trust from the Depositor of all of the right, title and interest in the Notes;

         NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:


                                   ARTICLE I.

                                  DEFINED TERMS

         SECTION 1.1.      Definitions.

         For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                  (b) All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (c) The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

                  (d) All accounting terms used but not defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles;

                  (e) Unless the context otherwise requires, any reference to an "Article", a "Section" or an "Exhibit" refers to an Article, a Section or an Exhibit, as the case may be, of or to this Trust Agreement; and

                  (f) The words "hereby", "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

         "Act" has the meaning specified in Section 6.8.

         "Additional Amount" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Depositor on a Like Amount of Notes for such period.

         "Additional Sums" has the meaning specified in Section 10.6 of the Indenture.

         "Additional Taxes" has the meaning specified in Section 1.1 of the Indenture.

         "Administrative Trustee" means each of the Persons appointed in accordance with Section 8.20 solely in such Person's capacity as Administrative Trustee of the Issuer Trust and not in such Person's individual capacity, or any successor Administrative Trustee appointed as herein provided.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified

Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Applicable Procedures" means, with respect to any transfer or transaction involving a Book-Entry Preferred Security, the rules and procedures of the Clearing Agency for such Book-Entry Preferred Security, in each case to the extent applicable to such transaction and as in effect from time to time.

         "Bank" has the meaning specified in the preamble to this Trust
Agreement.

         "Bankruptcy Event" means, with respect to any Person:

         (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

         (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

         "Bankruptcy Laws" has the meaning specified in Section 10.10.

         "Board of Directors" means the board of directors of the Depositor or any other duly authorized committee of the board of directors of the Depositor.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of

Directors and to be in full force and effect on the date of such certification, and delivered to the Issuer Trustees.

         "Book-Entry Preferred Security" means a Preferred Security, the ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.4.

         "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Note Trustee is closed for business.

         ["Cedel" means Cedelbank (or any successor securities clearing agency).]

         "Certificate Depository Agreement" means the agreement among the Issuer Trust, the Depositor and DTC, as the initial Clearing Agency, dated as of the Closing Date, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. DTC will be the initial Clearing Agency.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" means the Time of Delivery, which date is also the date of execution and delivery of this Trust Agreement.

         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Securities and Exchange Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit C.

         "Common Security" means an undivided beneficial interest in the assets of the Issuer Trust, having a Liquidation Amount of $25 and having the rights provided therefor in this Trust

Agreement, including the right to receive Distributions and a Liquidation Distribution to the extent provided herein.

         "Corporate Trust Office"means (i) when used with respect to the Property Trustee, the office of the Property Trustee located at 379 Tharnall Street, 12th Floor, Edison, New Jersey 08837, and (ii) when used with respect to the Note Trustee, the office of the Note Trustee located in at 379 Tharnall Street, 12th Floor, Edison, New Jersey 08837.

         "Definitive Preferred Securities Certificates" means either or both (as the context requires) of (i) Preferred Securities Certificates issued as Global Preferred Securities as provided in Section 5.2 or 5.4, and (ii) Preferred Securities Certificates issued in certificated, fully registered form as provided in Section 5.2, 5.4 or 5.5.

         "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., or any successor statute thereto, in each case as amended from time to time.

         "Delaware Trustee" means the Person identified as the "Delaware Trustee" in the preamble to this Trust Agreement, solely in its capacity as Delaware Trustee of the trust heretofore created and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware trustee appointed as herein provided.

         "Depositor" has the meaning specified in the preamble to this Trust Agreement.

         "Distribution Date" has the meaning specified in Section 4.1(a).

         "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

         "DTC" means The Depository Trust Company or any successor thereto.

         "Early Termination Event" has the meaning specified in Section 9.2.

         ["Euroclear" means the Euroclear Clearance System (or any successor securities clearing agency), as operated by Morgan Guaranty Trust Company of New York, Brussels office.]

         ["European Preferred Securities" means Preferred Securities that are sold to investors in Europe and settled through Euroclear and Cedel.]

         "Event of Default" means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) the occurrence of a Note Event of Default; or

         (b) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

         (c) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

         (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in this Trust Agreement (other than those specified in clause (b) or (c) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and to the Depositor by the Holders of at least 33% in aggregate Liquidation Amount of the Outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, unless Holders in aggregate Liquidation Amount of Outstanding Preferred Securities not less than the aggregate Liquidation Amount of Outstanding Preferred Securities that gave such notice shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Holders of such aggregate Liquidation Amount of Outstanding Preferred Securities shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Issuer Trustees within such period and is being diligently pursued; or

         (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

         "Exchange Act" means the Securities Exchange Act of 1934, and any successor statute thereto, in each case as amended from time to time.

         "Expense Agreement" means the Agreement as to Expenses and Liabilities, dated as of the Closing Date, between the Depositor, in its capacity as holder of the Common Securities, and the Issuer Trust, substantially in the form attached as Exhibit D, as amended from time to time.

         "Expiration Date" has the meaning specified in Section 9.1.

         "Global Preferred Security" means a Preferred Securities Certificate evidencing ownership of Book-Entry Preferred Securities.

         "Guarantee Agreement" means the Guarantee Agreement executed and delivered by the Depositor and The Chase Manhattan Bank, as guarantee trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the holders of the Preferred Securities, as amended from time to time.

         "Holder" means a Person in whose name a Trust Security or Trust Securities are registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Business Trust Act.

         "Indenture" means the Junior Subordinated Indenture, dated as of October |X|, 1999, between the Depositor and the Note Trustee, as trustee, as amended or supplemented from time to time.

         "Investment Company Act" means the Investment Company Act of 1940, or any successor statute thereto, in each case as amended from time to time.

         "Investment Company Event" means the receipt by the Issuer Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Preferred Securities.

         "Issuer Trust" means the Delaware business trust known as "Everest Re Capital Trust" which was formed on September 17, 1999 under the Delaware Business Trust Act pursuant to the Original Trust Agreement and the filing of the Certificate of Trust, and continued pursuant to this Trust Agreement.

         "Issuer Trustees" has the meaning specified in the preamble to this Trust Agreement.

         "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

         "Like Amount" means (a) with respect to a redemption of any Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Notes to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, (b) with respect to a distribution of Notes to Holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Notes having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Notes are distributed, and (c) with respect to any distribution of

Additional Amounts to Holders of Trust Securities, Notes having a principal amount equal to the Liquidation Amount of the Trust Securities in respect of which such distribution is made.

         "Liquidation Amount" means the stated amount of $25 per Trust Security.

         "Liquidation Date" means the date on which assets are to be distributed to Holders in accordance with Section 9.4 hereunder following dissolution of the Issuer Trust.

         "Liquidation Distribution" has the meaning specified in Section 9.4(d).

         "Majority in Liquidation Amount of the Preferred Securities" or "Majority in Liquidation Amount of the Common Securities" means, except as provided by the Trust Indenture Act, Preferred Securities or Common Securities, as the case may be, representing more than 50% of the aggregate Liquidation Amount of all then Outstanding Preferred Securities or Common Securities, as the case may be.

         "Note Event of Default" means any "Event of Default" specified in
Section 5.1 of the Indenture.

         "Note Redemption Date" means, with respect to any Notes to be redeemed under the Indenture, the date fixed for redemption of such Notes under the Indenture, including any date fixed for redemption pursuant to the occurrence of a Tax Event or an Investment Company Event.

         "Note Trustee" means the Person identified as the "Trustee" in the Indenture, solely in its capacity as Trustee pursuant to the Indenture and not in its individual capacity, or its successor in interest in such capacity, or any successor Trustee appointed as provided in the Indenture.

         "Notes" means the Depositor's |X|% Junior Subordinated Deferrable Interest Notes issued pursuant to the Indenture.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the Issuer Trustees. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

         (a) a statement by each officer signing the Officers' Certificate that such officer has read the covenant or condition and the definitions relating thereto;

         (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers' Certificate;

         (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or an employee of the Depositor or any Affiliate of the Depositor.

         "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

         "Outstanding", when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:

         (a) Trust Securities theretofore canceled by the Property Trustee or delivered to the Property Trustee for cancellation;

         (b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent; provided, however, that if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

         (c) Trust Securities that have been paid or in exchange for or in lieu of which other Trust Securities have been executed and delivered pursuant to Sections 5.4, 5.5, 5.6 and 5.11;

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned by the Depositor, any Issuer Trustee or any Affiliate of the Depositor or of any Issuer Trustee shall be disregarded and deemed not to be Outstanding, except that (i) in determining whether any Issuer Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities that such Issuer Trustee knows to be so owned shall be so disregarded, and (ii) the foregoing shall not apply at any time when all of the Outstanding Preferred Securities are owned by the Depositor, one or more of the Issuer Trustees and/or any such Affiliate. Preferred Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Preferred Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

         "Owner" means each Person who is the beneficial owner of Book-Entry Preferred Securities as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

         "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.10 and shall initially be the Bank.

         "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee for the benefit of the Holders in which all amounts paid in respect of the Notes will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Holders in accordance with Sections 4.1 and 4.2.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Preferred Security" means an undivided beneficial interest in the assets of the Issuer Trust, having a Liquidation Amount of $25 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution to the extent provided herein.

         "Preferred Securities Certificate" means a certificate evidencing ownership of Preferred Securities, substantially in the form attached as Exhibit E.

         "Property Trustee" means the Person identified as the "Property Trustee" in the preamble to this Trust Agreement, solely in its capacity as Property Trustee of the Issuer Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

         "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided, however, that each Note Redemption Date and the stated maturity of the Notes shall be a Redemption Date for a Like Amount of Trust Securities.

         "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by the Depositor upon the concurrent redemption of a Like Amount of Notes.

         "Relevant Trustee" has the meaning specified in Section 8.10.

         "Securities Act" means the Securities Act of 1933, and any successor statute thereto, in each case as amended from time to time.

         "Securities Certificate" means any one of the Common Securities Certificates or the Preferred Securities Certificates.

         "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.5.

         "Successor Preferred Securities" of any particular Preferred Securities Certificate means every Preferred Securities Certificate issued after, and evidencing all or a portion of the same beneficial interest in the Issuer Trust as that evidenced by, such particular Preferred Securities Certificate; and, for the purposes of this definition, any Preferred Securities Certificate executed and delivered under Section 5.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Preferred Securities Certificate shall be deemed to evidence the same beneficial interest in the Issuer Trust as the mutilated, destroyed, lost or stolen Preferred Securities Certificate.

         "Tax Event" means the receipt by the Issuer Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of (a) any amendment to or change (including any announced prospective change) in the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any judicial decision or any official administrative pronouncement (including any private letter ruling, technical advice memorandum or field service advice) or regulatory procedure (an "Administrative Action"), regardless of whether such judicial decision or Administrative Action is issued to or in connection with a proceeding involving the Depositor or the Issuer Trust and whether or not subject to review or appeal, which amendment, change, Administrative Action or decision is enacted, promulgated or announced, in each case, on or after the date hereof, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Notes,
(ii) interest payable by the Depositor or original issue discount accruing on the Notes is not, or within 90 days of the date of such opinion, will not be, deductible by the Depositor, in whole or in part, for United States federal income tax purposes, or (iii) the Issuer Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         "Time of Delivery" has the meaning specified in the Underwriting Agreement.

         "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (a) all exhibits, and (b) for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that if the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "Trust Property" means (a) the Notes, (b) any cash on deposit in, or owing to, the Payment Account, and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

         "Trust Security" means any one of the Common Securities or the Preferred Securities.

         "Underwriting Agreement" means the Pricing Agreement, dated as of September |X|, 1999, among the Issuer Trust, the Depositor and the Underwriters named therein, as the same may be amended from time to time and includes the Underwriting Agreement incorporated therein by reference.

         "Vice President," when used with respect to the Depositor, means any duly appointed vice president, whether or not designated by a number or a word or words added before or after the title "vice president."


                                   ARTICLE II.

                        CONTINUATION OF THE ISSUER TRUST

         SECTION II.1.     Name.

         The trust continued hereby shall be known as "Everest Re Capital Trust", as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Issuer Trustees, in which name the Issuer Trustees may conduct the business of the Issuer Trust, make and execute contracts and other instruments on behalf of the Issuer Trust and sue and be sued.

         SECTION II.2. Office of the Delaware Trustee; Principal Place of Business.

         The address of the Delaware Trustee in the State of Delaware is Chase Manhattan Bank Delaware, 1201 Market Street, 8th Floor, Wilmington, Delaware 19801; Attention: Capital Markets Fiduciary Services, or such other address in the State of Delaware as the Delaware

Trustee may designate by written notice to the Holders, the Depositor, the Property Trustee and the Administrative Trustees. The principal executive office of the Issuer Trust is 477 Martinsville Road, P.O. Box 830, Liberty Corner, New Jersey 07938, Attention: |X|.

         SECTION II.3. Initial Contribution of Trust Property; Organizational Expenses.

         The Property Trustee acknowledges receipt from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Issuer Trust as they arise or shall, upon request of any Issuer Trustee, promptly reimburse such Issuer Trustee for any such expenses paid by such Issuer Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

         SECTION II.4.     Issuance of the Preferred Securities.

         On October |X|, 1999, the Depositor, both on its own behalf and on behalf of the Issuer Trust pursuant to the Original Trust Agreement, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Issuer Trust, shall execute in accordance with Sections 5.2, 5.3 and 8.9(a) and the Property Trustee shall deliver to the underwriters, Preferred Securities Certificates, registered in the names requested by the underwriters, evidencing an aggregate of |X| Preferred Securities having an aggregate Liquidation Amount of $|X|, against receipt of the aggregate purchase price of such Preferred Securities of $|X| by the Property Trustee.

         SECTION II.5. Issuance of the Common Securities; Subscription and Purchase of Notes.

         Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Issuer Trust, shall execute in accordance with Sections 5.2, 5.3 and 8.9(a) and the Property Trustee shall deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, evidencing an aggregate of |X| Common Securities having an aggregate Liquidation Amount of $|X|, against receipt of the aggregate purchase price of such Common Securities of $|X|, to the Property Trustee. Contemporaneously therewith, an Administrative Trustee, on behalf of the Issuer Trust, shall subscribe for and purchase from the Depositor Notes, registered in the name of the Property Trustee, not in its individual capacity but solely as Property Trustee, on behalf of the Issuer Trust and having an aggregate principal amount equal to $|X|, and, in satisfaction of the purchase price for such Notes, the Property Trustee, on behalf of the Issuer Trust, shall deliver to the Depositor the sum of $|X| (being the sum of the amounts delivered to the Property Trustee pursuant to (i) the second sentence of Section 2.4, and (ii) the first sentence of this Section 2.5).

         SECTION II.6.     Continuation of Trust.

         The exclusive purposes and functions of the Issuer Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Notes, and (b) to engage in only those activities necessary, or incidental thereto. The Delaware Trustee, Property Trustee and the Administrative Trustees are trustees of the Issuer Trust, and have all the rights, powers and duties to the extent set forth herein. The Issuer Trustees hereby acknowledge that they are trustees of the Trust. The Property Trustee hereby declares that it will hold the Trust Property upon and subject to the conditions set forth herein for the benefit of the Issuer Trust and the Holders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Issuer Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the trustees of the Issuer Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act and for taking such actions as are required to be taken by a Delaware trustee under the Delaware Business Trust Act. The Delaware Trustee, the Property Trustee and one of the Administrative Trustee, as the trustees under the Original Trust Agreement, filed the Certificate of Trust of the Trust with the office of the Secretary of State of Delaware, a copy of which is attached hereto as Exhibit A, and such filing is hereby confirmed and ratified.

         SECTION II.7.     Authorization to Enter into Certain Transactions.

         (a) The Issuer Trustees shall conduct the affairs of the Issuer Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section, and in accordance with the following provisions (i) and (ii), the Issuer Trustees shall have the authority to enter into all transactions and agreements determined by the Issuer Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Issuer Trustees, under this Trust Agreement, and to perform all acts in furtherance thereof, including the following:

                  (i) As among the Issuer Trustees, each Administrative Trustee shall have the power and authority to act on behalf of the Issuer Trust with respect to the following matters:

                           (A) the issuance and sale of the Trust Securities;

                           (B) to cause the Issuer Trust to enter into, and to
                  execute, deliver and perform on behalf of the Issuer Trust, the Expense Agreement and the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Issuer Trust;

                           (C) assisting in the registration of the Preferred
                  Securities under the Securities Act, and under applicable state securities or blue sky laws and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;

                           (D) assisting in the listing of the Preferred
                  Securities upon such securities exchange or exchanges as shall be determined by the Depositor, with the registration of the Preferred Securities under the Exchange Act, and with the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

                           (E) assisting in the sending of notices (other than
                  notices of default) and other information regarding the Trust Securities and the Notes to the Holders in accordance with this Trust Agreement;

                           (F) the appointment of a Paying Agent, authenticating
                  agent and Securities Registrar in accordance with this Trust Agreement;

                           (G) execution of the Trust Securities on behalf of
                  the Issuer Trust in accordance with this Trust Agreement;

                           (H) execution and delivery of closing certificates,
                  if any, pursuant to the Underwriting Agreement and application for a taxpayer identification number for the Issuer Trust;

                           (I) unless otherwise required by the Delaware
                  Business Trust Act or the Trust Indenture Act, to execute on behalf of the Issuer Trust (either acting alone or together with the other Administrative Trustees) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement; and

                           (J) the taking of any action incidental to the
                  foregoing as the Administrative Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement.

                  (ii) As among the Issuer Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Issuer Trust with respect to the following matters:

                           (A) the establishment of the Payment Account;

                           (B) the receipt and holding of legal title of the
                  Notes;

                           (C) the collection of interest, principal and any
                  other payments made in respect of the Notes and the holding of such amounts in the Payment Account;

                           (D) the distribution through the Paying Agent of
                  amounts distributable to the Holders in respect of the Trust Securities;

                           (E) the exercise of all of the rights, powers and
                  privileges of a holder of the Notes in accordance with the terms of this Trust Agreement;

                           (F) the sending of notices of default and other
                  information regarding the Trust Securities and the Notes to the Holders in accordance with this Trust Agreement;

                           (G) the distribution of the Trust Property in
                  accordance with the terms of this Trust Agreement;

                           (H) to the extent provided in this Trust Agreement,
                  the winding up of the affairs of and liquidation of the Issuer Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware; and

                           (I) the taking of any action incidental to the
                  foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder).

         (b) So long as this Trust Agreement remains in effect, the Issuer Trust (or the Issuer Trustees acting on behalf of the Issuer Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Issuer Trustees shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein, (iii) take any action that would reasonably be expected to cause the Issuer Trust to become taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, (iv) take or consent to any action that would cause the Notes to be treated as other than indebtedness of the Depositor for United States federal income tax purposes, (v) incur any indebtedness for borrowed money or issue any other debt, or (vi) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Issuer Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Issuer Trust or the Holders in their capacity as Holders.

         (c) In connection with the issue and sale of the Preferred Securities, the Depositor shall have the right and responsibility to assist the Issuer Trust with respect to, or effect on behalf of the Issuer Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

                  (i) the preparation and filing by the Issuer Trust with the Commission and the execution on behalf of the Issuer Trust of a registration statement on the appropriate form in relation to the Preferred Securities, including any amendments thereto and the taking of any action necessary or desirable to sell the Preferred Securities in a transaction or a series of transactions pursuant thereto;

                  (ii) the determination of the States or other jurisdictions, if any, in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and the determination of any and all such acts, other than actions that must be taken by or on behalf of the Issuer Trust, and the advice to the Issuer Trust of actions they must take on behalf of the Issuer Trust, and the preparation for execution and filing of any documents to be executed and filed by the Issuer Trust or on behalf of the Issuer Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States in connection with the sale of the Preferred Securities;

                  (iii) the preparation for filing by the Issuer Trust and execution on behalf of the Issuer Trust of any application to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing upon notice of issuance of any Preferred Securities;

                  (iv) the preparation for filing by the Issuer Trust with the Commission and the execution on behalf of the Issuer Trust of any registration statement on Form 8-A relating to Preferred Securities under Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto;

                  (v) the negotiation of the terms of, and the execution and delivery of, the Underwriting Agreement providing for the sale of the Preferred Securities; and

                  (vi) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

         (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Issuer Trust and to operate the Issuer Trust so that the Issuer Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act, and will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes and so that the Notes will be treated as indebtedness of the Depositor for United States federal income tax purposes. In this connection, each Administrative Trustee is authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that such Administrative Trustee determine in his or her discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Outstanding Preferred Securities. In no event shall the Administrative Trustees be liable to the Issuer Trust or the Holders for any failure to comply with this section that results from a change in law or regulation or in the interpretation thereof.

         SECTION II.8.     Assets of Trust.

         The assets of the Issuer Trust shall consist of the Trust Property.

         SECTION II.9.     Title to Trust Property.

         Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee in trust for the benefit of the Issuer Trust and the Holders in accordance with this Trust Agreement.


                                  ARTICLE III.

                                 PAYMENT ACCOUNT

         SECTION III.1.    Payment Account.

         (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and its agents shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Holders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

         (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Notes. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

                                   ARTICLE IV.

                            DISTRIBUTIONS; REDEMPTION

         SECTION IV.1.      Distributions.

         (a) The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions (including of Additional Amounts) will be made on the Trust Securities at the rate and on the dates that payments of interest (including any Additional Interest, as defined in the Indenture) are made on the Notes. Accordingly:

                  (i) Distributions on the Trust Securities shall be cumulative, and shall accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accumulate from October |X|, 1999, and, except as provided in clause
         (ii) below, shall be payable quarterly in arrears on |X|, |X|, |X| and |X| of each year, commencing on |X|. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date on which such payment was originally payable (each date on which distributions are payable in accordance with this Section 4.1(a), a "Distribution Date").

                  (ii) In the event (and to the extent) that the Depositor exercises its right under the Indenture to defer the payment of interest on the Notes, quarterly Distributions on the Preferred Securities shall be deferred.

                  (iii) Distributions shall accumulate in respect of the Trust Securities at a rate of |X|% per annum of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any period less than a full Distribution period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in a period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. The amount of Distributions payable for any period shall include any Additional Amounts in respect of such period.

                  (iv) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

         (b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities at the close of business on the relevant record date, which shall be at the close of business on the fifteenth day (whether or not a Business Day) next preceding the relevant Distribution Date. Distribution payable on any Trust Securities that are not punctually paid on any Distribution Date as a result of the Depositor having failed to make an interest payment under the Notes will cease to be payable to the Person in whose name such Trust Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the Person in whose name such Trust Securities are registered on the special record date or other specified date for determining Holders entitled to such defaulted interested established in accordance with the Indenture.

         SECTION IV.2.      Redemption.

         (a) On each Note Redemption Date and on the stated maturity of the Notes, the Issuer Trust (subject, in the case of redemption, to the Property Trustee having received notice of such redemption and of the principal amount to be redeemed from the Depositor no later than 45 days prior to such Note Redemption Date) will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

         (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Securities Register. All notices of redemption shall state:

                  (i)   the Redemption Date;

                  (ii) the Redemption Price or if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price provided pursuant to (and as defined in) the Indenture, as calculated by the Depositor, together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date (and if an estimate is provided, a further notice shall be sent of the actual Redemption Price on the date that such Redemption Price is calculated);

                  (iii) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the aggregate Liquidation Amount of the particular Trust Securities to be redeemed;

                  (iv) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on and after said date, except as provided in
         Section 4.2(d) below; and

                  (v) the place or places where the Trust Securities are to be surrendered for the payment of the Redemption Price; and

                  (vi) such other provision as the Property Trustee deems relevant.

         The Issuer Trust in issuing the Trust Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Property Trustee shall indicate the "CUSIP" numbers of the Trust Securities in notices of redemption and related materials as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Trust Securities or as contained in any notice of redemption and related materials.

         (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Notes. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

         (d) If the Property Trustee gives a notice of redemption in respect of any Preferred Securities, then by [10:00 A.M.], New York City time, on the Redemption Date, the Depositor shall deposit sufficient funds with the Property Trustee to pay the Redemption Price. If such deposit has been made by such time, then 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee will, with respect to Book-Entry Preferred Securities, irrevocably deposit with the Clearing Agency for such Book-Entry Preferred Securities, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders of the Preferred Securities. With respect to Preferred Securities that are not Book-Entry Preferred Securities, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent or Paying Agents, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give the Paying Agent or Paying Agents irrevocable instructions and authority to pay the Redemption Price to the Holders of the Preferred Securities upon surrender of their Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Holders holding Trust Securities so called for redemption will cease, except the right of such Holders to receive the Redemption Price and any Distribution payable in respect of the Trust Securities on or prior to the Redemption Date, but without interest, and such

Securities will cease to be Outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Depositor pursuant to the Guarantee Agreement, Distributions on such Trust Securities will continue to accumulate, as set forth in Section 4.1, from the Redemption Date originally established by the Issuer Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

         (e) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated pro rata to the Common Securities and the Preferred Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis based upon their respective Liquidation Amounts not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred Securities not previously called for redemption, provided, however, that so long as the Preferred Securities are in book-entry-only form, such selection shall be made in accordance with the customary procedures for the Clearing Agency for the Preferred Securities by such Clearing Agency. The Property Trustee shall promptly notify the Securities Registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities that has been or is to be redeemed.

         (f) Subject to the provisions of this Section 4.2 and applicable law, the Depositor or its Affiliates may, at any time and from time to time, purchase Outstanding Preferred Securities by tender, in the open market or by private agreement.

         SECTION IV.3.      Subordination of Common Securities.

         (a) Payment of Distributions (including any Additional Amounts) on, the Redemption Price of, and the Liquidation Distribution in respect of the Trust Securities, as applicable, shall be made, subject to Section 4.2(e), pro rata among the Common Securities and the Preferred Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date, Redemption Date or Liquidation Date any Event of Default resulting from a Note Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture shall have occurred and be continuing, no payment of any Distribution (including any Additional Amounts) on, Redemption Price of, or Liquidation Distribution in respect of any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including any Additional Amounts) on all Outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Preferred Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all Outstanding Preferred Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including any Additional Amounts) on, or the Redemption Price of, the Preferred Securities then due and payable.

         (b) In the case of the occurrence of any Note Event of Default, the Holders of the Common Securities shall have no right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until all such Events of Default under this Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not on behalf of the Holders of the Common Securities, and only the Holders of all the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

         SECTION IV.4.      Payment Procedures.

         Payments of Distributions (including any Additional Amounts) or of the Redemption Price, Liquidation Amount or any other amounts in respect of the Preferred Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Preferred Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holder of all the Common Securities.

         SECTION IV.5.      Withholding Tax.

         The Issuer Trust and the Administrative Trustees shall comply with all withholding and backup withholding tax requirements under United States federal, state and local law. The Issuer Trust shall request, and the Holders shall provide to the Issuer Trust, such forms or certificates as are necessary to establish an exemption from withholding and backup withholding tax with respect to each Holder, and any representations and forms as shall reasonably be requested by the Issuer Trust to assist it in determining the extent of, and in fulfilling, its withholding and backup withholding tax obligations. The Administrative Trustees shall file required forms with applicable jurisdictions and, unless an exemption from withholding and backup withholding tax is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Issuer Trust is required to withhold and pay over any amounts to any authority with respect to Distributions or allocations to any Holder, the amount withheld shall be deemed to be a Distribution in the amount of the withholding to the Holder. In the event of any claimed overwithholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the Issuer Trust may reduce subsequent Distributions by the amount of such required withholding.

         SECTION IV.6.      Tax Returns and Reports.

         The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States federal, state and local tax and information returns and reports required to be filed by or in respect of the Issuer Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) all Internal Revenue Service forms and returns required to be filed in respect of the Issuer Trust by January 31 in each taxable year of the Issuer Trust, and (b) prepare and furnish (or cause to be prepared and furnished) to each Holder all Internal Revenue Service forms and returns required to be provided by the Issuer Trust. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing.

         SECTION IV.7.      Payment of Taxes, Duties, Etc. of the Issuer Trust.

         Upon receipt under the Notes of Additional Sums and upon the written direction of the Administrative Trustees, the Property Trustee shall promptly pay, solely out of monies on deposit pursuant to this Trust Agreement, any Additional Taxes imposed on the Issuer Trust by the United States or any other taxing authority.

         SECTION IV.8. Payments under Indenture or Pursuant to Direct Actions.

         Any amount payable hereunder to any Holder of Preferred Securities shall be reduced by the amount of any corresponding payment such Holder (or any Owner with respect thereto) has directly received pursuant to Section 5.8 of the Indenture or Section 5.13 of this Trust Agreement.

         SECTION IV.9.      Liability of the Holder of Common Securities.

         Any Holder of the Common Securities shall be liable for the debts and obligations of the Issuer Trust in the manner and to the extent set forth with respect to the Depositor and agrees that it shall be subject to all liabilities to which the Depositor may be subject, and shall make all payments that the Depositor is required to make, under the terms of the Expense Agreement.

         SECTION IV.10.     Exchanges.

         (a) If at any time the Depositor or any of its Affiliates (in either case, a "Depositor Affiliated Owner/Holder") is the Owner or Holder of any Preferred Securities, such Depositor Affiliated Owner/Holder shall have the right to deliver to the Property Trustee all or such portion of its Preferred Securities as it elects and receive, in exchange therefor, a Like Amount of Notes. Such election (i) shall be exercisable effective on any Distribution Date by such Depositor Affiliated Owner/Holder delivering to the Property Trustee a written notice of such election specifying the Liquidation Amount of Preferred Securities with respect to which such election is being made and the Distribution Date on which such exchange shall occur, which Distribution Date shall be not less than ten Business Days after the date of receipt by the Property Trustee of such election notice and (ii) shall be conditioned upon such Deposition Affiliate/Owner/ Holder having delivered or caused to be delivered to the Property Trustee or its designee the Preferred Securities which are the subject of such election by 10:00 A.M. New York time, on the Distribution Date on which such exchange is to occur. After the exchange, such Preferred Securities will be cancelled and will no longer be deemed to be Outstanding and all rights of the Depositor or its Affiliate(s) with respect to such Preferred Securities will cease.

         (b) In the case of an exchange described in Section 4.10(a), the Issuer Trust will, on the date of such exchange, exchange Notes having a principal amount equal to a proportional amount of the aggregate Liquidation Amount of the Outstanding Common Securities, based on the ratio of the aggregate Liquidation Amount of the Preferred Securities exchanged pursuant to Section 4.9(a) divided by the aggregate Liquidation Amount of the Preferred Securities Outstanding immediately prior to such exchange, for such proportional amount of Common Securities held by the Depositor (which contemporaneously shall be cancelled and no longer be deemed to be Outstanding); provided, that the Depositor delivers or causes to be delivered to the Property Trustee or its designee the required amount of Common Securities to be exchanged by 10:00 A.M. New York time, on the Distribution Date on which such exchange is to occur.

                                   ARTICLE V.

                             SECURITIES CERTIFICATES

         SECTION V.1.      Initial Ownership.

         Upon the formation of the Issuer Trust and the contribution by the Depositor referred to in Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are Outstanding, the Depositor shall be the sole beneficial owner of the Issuer Trust.

         SECTION V.2.      The Securities Certificates.

         (a) The Preferred Securities Certificates shall be issued in minimum denominations of $25 Liquidation Amount and integral multiples of $25 in excess thereof, and the Common Securities Certificates shall be issued in denominations of $25 Liquidation Amount and integral multiples thereof. The Securities Certificates shall be executed on behalf of the Issuer Trust by manual signature of at least one Administrative Trustee. Securities Certificates bearing the signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Issuer Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Securities Certificates or did not hold such offices at the date of delivery of such Securities Certificates. A transferee of a Trust Securities Certificate shall become a Holder, and shall be entitled to the rights and subject to the obligations of a Holder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Section 5.5.

         (b) Upon their original issuance, Preferred Securities Certificates shall be issued in the form of one or more Global Preferred Securities registered in the name of DTC, as Clearing Agency, or its nominee and deposited with DTC or a custodian for DTC for credit by DTC to the respective accounts of the Owners thereof (or such other accounts as they may direct)[, provided, however, that upon deposit all European Preferred Securities shall be credited by DTC to or through accounts maintained at DTC by or on behalf of Euroclear or Cedel].

         (c) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

         SECTION V.3.      Execution and Delivery of Securities Certificates.

         At the Time of Delivery, the Administrative Trustees shall cause Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of the Issuer Trust and delivered to or upon the written order of the Depositor, executed by an authorized officer thereof, without further corporate action by the Depositor, in authorized denominations.

         SECTION V.4.      Book-Entry Preferred Securities.

         (a) No Global Preferred Security may be exchanged in whole or in part for Preferred Securities Certificates registered, and no transfer of a Global Preferred Security in whole or in part may be registered, in the name of any Person other than the Clearing Agency for such Global Preferred Security or a nominee thereof unless (i) the Clearing Agency advises the Administrative Trustees in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Global Preferred Security, and the Administrative Trustees are unable to locate a qualified successor within [90] of receipt of such notice, (ii) the Clearing Agency ceases to be a clearing agency registered under the Exchange Act and the Administrative Trustees fail to appoint a qualified successor within 90 days of such event, (iii) the Administrative Trustees at their option advise the Property Trustee in writing that the Issuer Trust elects to terminate the book-entry system through the Clearing Agency, or (iv) a Note Event of Default has occurred and is continuing. Upon the occurrence of any event specified in clause (i), (iii) or (iv) provided that in case of an event referred to in clause (iv), the Property Trustee shall be deemed to have knowledge thereof in accordance with the third paragraph of Section 8.2, above, the Administrative Trustee shall notify the Clearing Agency and instruct the Clearing Agency to notify all Owners of Book-Entry Preferred Securities, the Delaware Trustee and the Property Trustee of the occurrence of such event and of the availability of the Definitive Preferred Securities Certificates to Owners of the Preferred Securities requesting the same.

         (b) If any Global Preferred Security is to be exchanged for other Preferred Securities Certificates or canceled in part, or if any other Preferred Securities Certificate is to be exchanged in whole or in part for Book-Entry Preferred Securities represented by a Global Preferred Security, then either (i) such Global Preferred Security shall be so surrendered for exchange or cancellation as provided in this Article V or (ii) the aggregate Liquidation Amount represented by such Global Preferred Security shall be reduced, subject to Section 5.2, or increased by an amount equal to the Liquidation Amount represented by that portion of the Global Preferred Security to be so exchanged or canceled, or equal to the Liquidation Amount represented by such other Preferred Securities Certificates to be so exchanged for Book-Entry Preferred Securities represented thereby, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar, whereupon the Property Trustee, in accordance with the Applicable Procedures, shall instruct the Clearing Agency or its authorized representative to make a corresponding adjustment to its records. Upon surrender to the Administrative Trustees or the Securities Registrar of the Global Preferred Security or Securities by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute the Definitive Preferred Securities Certificates in accordance with the instructions of the Clearing Agency. None of the Securities Registrar or the Issuer Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of Definitive Preferred Securities Certificates, the Issuer Trustees shall recognize the Holders of the Definitive Preferred Securities Certificates as Holders. The Definitive Preferred Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

         (c) Every Preferred Securities Certificate executed and delivered upon registration or transfer of, or in exchange for or in lieu of, a Global Preferred Security or any portion thereof, whether pursuant to this Article V or
Article IV or otherwise, shall be executed and delivered in the form of, and shall be, a Global Preferred Security, unless such Preferred Securities Certificate is registered in the name of a Person other than the Clearing Agency for such Global Preferred Security or a nominee thereof.

         (d) The Clearing Agency or its nominee, as registered owner of a Global Preferred Security, shall be the Holder of such Global Preferred Security for all purposes under this Agreement and the Global Preferred Security, and Owners with respect to a Global Preferred Security shall hold such interests pursuant to the Applicable Procedures. The Securities Registrar and the Issuer Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Global Preferred Securities (including the payment of the Liquidation Amount of and Distributions on the Book-Entry Preferred Securities represented thereby and the giving of instructions or directions by Owners of Book-Entry Preferred Securities represented thereby and the giving of notices) as the sole Holder of the Book-Entry Preferred Securities represented thereby and shall have no obligations to the Owners thereof. None of the Issuer Trustees nor the Securities Registrar shall have any liability in respect of any transfers effected by the Clearing Agency.

         The rights of the Owners of the Book-Entry Preferred Securities shall be exercised only through the Clearing Agency and shall be limited to those established by law, the Applicable Procedures and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants, provided, however, solely for the purpose of determining whether the Holders of the requisite amount of Preferred Securities have voted on any matter provided for in this Trust Agreement, so long as Preferred Security Certificates in certificated form have not been issued pursuant to Section 5.4(b), the Issuer Trustees may conclusively rely on, and shall be fully protected in relying on, any written instrument (including a proxy) delivered to the Property Trustee by the Clearing Agency setting forth the Owners' votes or assigning the right to vote on any matter to any other Persons either in whole or in part. Pursuant to the Certificate Depository Agreement, unless and until Preferred Securities Certificates in certificated form are issued pursuant to Section 5.4(b), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Preferred Securities to such Clearing Agency Participants, and none of the Depositor or the Issuer Trustees shall have any responsibility or obligation with respect thereto.

         SECTION 5.5. Registration of Transfer and Exchange of Preferred Securities Certificates.

         (a) The Property Trustee shall keep or cause to be kept, at its Corporate Trust Office, a register or registers (the "Securities Register") in which the registrar and transfer agent with respect to the Trust Securities (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Preferred Securities Certificates and Common Securities Certificates (subject to Section 5.11 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Preferred Securities Certificates as herein provided. The Person acting as the Property Trustee shall at all times also be the Securities Registrar.

         Upon surrender for registration of transfer of any Preferred Securities Certificate at the office or agency maintained pursuant to Section 5.9, the Administrative Trustees or any one of them shall execute and deliver to the Property Trustee, and the Property Trustee shall deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities Certificates in authorized denominations of a like aggregate Liquidation Amount as may be required by this Trust Agreement dated the date of execution by such Administrative Trustee or Trustees. At the option of a Holder, Preferred Securities Certificates may be exchanged for other Preferred Securities Certificates in authorized denominations and of a like aggregate Liquidation Amount upon surrender of the Preferred Securities Certificate to be exchanged at the office or agency maintained pursuant to Section 5.9.

         The Securities Registrar shall not be required, (i) to issue, register the transfer of or exchange any Preferred Security during a period beginning at the opening of business 15 days before the day of selection for redemption of such Preferred Securities pursuant to Article IV and ending at the close of business on the day of mailing of the notice of redemption, or (ii) to register the transfer of or exchange any Preferred Security so selected for redemption in whole or in part, except, in the case of any such Preferred Security to be redeemed in part, any portion thereof not to be redeemed.

         Every Preferred Securities Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Securities Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Preferred Securities Certificate surrendered for registration of transfer or exchange or for payment shall be canceled and subsequently disposed of by the Property Trustee in accordance with such Person's customary practice.

         No service charge shall be made for any registration of transfer or exchange of Preferred Securities Certificates, but the Issuer Trust may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities Certificates.

         (b) Notwithstanding any other provision of this Trust Agreement, transfers and exchanges of Preferred Securities Certificates and beneficial interests in a Global Preferred Security of the kinds specified in this Section 5.5(b) shall be made only in accordance with this Section 5.5(b).

                  (i) Non-Global Preferred Security to Global Preferred Security. If the Holder of a Preferred Securities Certificate (other than a Global Preferred Security) wishes at any time to transfer all or any portion of such Preferred Securities Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Global Preferred Security, such transfer may be effected only in accordance with the provisions of this clause (b)(i) and subject to the Applicable Procedures. Upon receipt by the Securities Registrar of (A) such Preferred Securities Certificate as provided in Section 5.5(a) and instructions satisfactory to the Securities Registrar directing that a beneficial interest in the Global Preferred Security of a specified number of Preferred Securities not greater than the number of Preferred Securities represented by such Preferred Securities Certificate be credited to a specified Clearing Agency Participant's account, then the Securities Registrar shall cancel such Preferred Securities Certificate (and issue a new Preferred Securities Certificate in respect of any untransferred portion thereof) as provided in Section 5.5(a) and increase the aggregate Liquidation Amount of the Global Preferred Security by the Liquidation Amount represented by such Preferred Securities so transferred as provided in Section 5.4(c).

                  (ii) Non-Global Preferred Security to Non-Global Preferred Security. A Preferred Securities Certificate that is not a Global Preferred Security may be transferred, in whole or in part, to a Person who takes delivery in the form of another Preferred Securities Certificate that is not a Global Preferred Security as provided in
         Section 5.5(a).

                  (iii) Exchanges between Global Preferred Security and Non-Global Preferred Security. A beneficial interest in a Global Preferred Security may be exchanged for a Preferred Securities Certificate that is not a Global Preferred Security as provided in
         Section 5.4.

         SECTION V.6. Mutilated, Destroyed, Lost or Stolen Securities Certificates.

         If (a) any mutilated Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Securities Certificate, and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees, or any one of them, on behalf of the Issuer Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Securities Certificate, a new Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Securities Certificate under this Section 5.6, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Securities Certificate issued pursuant to this Section 5.6 shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Issuer Trust corresponding to that evidenced by the lost, stolen or destroyed Securities Certificate, as if originally issued, whether or not the lost, stolen or destroyed Securities Certificate shall be found at any time.

         If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Corporation in its discretion may, instead of issuing a new Security, pay such Security.

         The provisions of this Section 5.6 are exclusive and shall preclude ( to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost or stolen Securities Certificates.

         SECTION V.7.      Persons Deemed Holders.

         The Issuer Trustees and the Securities Registrar shall each treat the Person in whose name any Securities Certificate shall be registered in the Securities Register as the owner of such Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and none of the Issuer Trustees and the Securities Registrar shall be bound by any notice to the contrary.

         SECTION V.8.      Access to List of Holders' Names and Addresses.

         Each Holder and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee, the Delaware Trustee or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         SECTION V.9.      Maintenance of Office or Agency.

         The Property Trustee shall designate, with the consent of the Administrative Trustees, which consent shall not be unreasonably withheld, an office or offices or agency or agencies where Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer Trustees in respect of the Trust Securities Certificates may be served. The Property Trustee initially designates the Corporate Trust Office, Attention: Capital Markets Fiduciary Services, as its office and agency for such purposes. The Property Trustee shall give prompt written notice to the Depositor, the Administrative Trustees and to the Holders of any change in the location of the Securities Register or any such office or agency.

         SECTION V.10.     Appointment of Paying Agents.

         The Paying Agent or Paying Agents shall make Distributions to Holders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account solely for the purpose of making the Distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent in their sole discretion. The Paying Agent shall initially be the Property Trustee. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees and the Property Trustee. If the Property Trustee shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company) to act as Paying Agent. Such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees shall execute and deliver to the Issuer Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Issuer Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, 8.3 and
8.6 herein shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other Paying Agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

         SECTION V.11.     Ownership of Common Securities by Depositor.

         At the Time of Delivery, the Depositor shall acquire, and thereafter shall retain, beneficial and record ownership of the Common Securities. Neither the Depositor nor any successor Holder of the Common Securities may transfer less than all the Common Securities, and the Depositor or any such successor Holder may transfer the Common Securities only (i) in connection with a consolidation or merger of the Depositor into another corporation, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 8.1 of the Indenture, or (ii) to the Depositor or an Affiliate of the Depositor in compliance with applicable law (including the Securities Act, and applicable state securities and blue sky laws), and in either case only upon an effective assignment and delegation by the Holder of all the Common Securities to its transferee of all of its rights and obligations under the Expense Agreement. To the fullest extent permitted by law, any attempted transfer of the Common Securities other than as set forth in the immediately preceding sentence shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating substantially "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE DEPOSITOR OR AN AFFILIATE OF THE DEPOSITOR IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.11 OF THE TRUST AGREEMENT AND ONLY IN CONNECTION WITH A SIMULTANEOUS DELEGATION AND ASSIGNMENT OF THE EXPENSE AGREEMENT REFERRED TO THEREIN."

         SECTION V.12.     Notices to Clearing Agency.

         To the extent that a notice or other communication to the Holders is required under this Trust Agreement, for so long as Preferred Securities are represented by a Global Preferred Security, the Issuer Trustees shall give all such notices and communications specified herein to be given to the Clearing Agency, and shall have no obligations to the Owners.

         SECTION V.13.     Rights of Holders; Waivers of Past Defaults.

         (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Holders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Issuer Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Issuer Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Holders against payment of the purchase price therefor will be fully paid and nonassessable by the Issuer Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

         (b) For so long as any Preferred Securities remain Outstanding, if, upon a Note Event of Default, the Note Trustee fails or the holders of not less than 33% in principal amount of the outstanding Notes fail to declare the principal of all of the Notes to be immediately due and payable, the Holders of at least 33% in Liquidation Amount of the Preferred Securities then Outstanding shall have the right to make such declaration by a notice in writing to the Property Trustee, the Depositor and the Note Trustee.

         At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Note Trustee as provided in the Indenture, the Holders of at least a Majority in Liquidation Amount of the Preferred Securities, by written notice to the Property Trustee, the Depositor and the Note Trustee, may rescind and annul such declaration and its consequences if:

                  (i) the Depositor has paid or deposited with the Note Trustee a sum sufficient to pay

                           (A) all overdue installments of interest on all of
                  the Notes,

                           (B) any accrued Additional Interest on all of the
                  Notes,

                           (C) the principal of (and premium, if any, on) any
                  Notes that have become due otherwise than by such declaration of acceleration and interest and Additional Interest thereon at the rate borne by the Notes, and

                           (D) all sums paid or advanced by the Note Trustee
                  under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Note Trustee and the Property Trustee, their agents and counsel; and

                  (ii) all Events of Default with respect to the Notes, other than the non-payment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.13 of the Indenture.

         The Holders of at least a Majority in Liquidation Amount of the Preferred Securities may, on behalf of the Holders of all the Preferred Securities, waive any past default or Event of Default under the Indenture, except a default or Event of Default in the payment of principal or interest (unless such default or Event of Default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Note Trustee) or a default or Event of Default in respect of a covenant or provision that under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Note. No such rescission shall affect any subsequent default or impair any right consequent thereon.

         Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of any part of the Preferred Securities a record date shall be established for determining Holders of Outstanding Preferred Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, however, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day that is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice that has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.13(b).

         (c) For so long as any Preferred Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Note Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture, any Holder of Preferred

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

Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to Section 5.8 of the Indenture, for enforcement of payment to such Holder of any amounts payable in respect of Notes having an aggregate principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such Holder (a "Direct Action"). Except as set forth in Section 5.13(b) and this Section 5.13(c), the Holders of Preferred Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Notes.

         (d) Except as otherwise provided in paragraphs (a), (b) and (c) of this
Section 5.13, the Holders of at least a Majority in Liquidation Amount of the Preferred Securities may, on behalf of the Holders of all the Preferred Securities, waive any past default or Event of Default and its consequences. Upon such waiver, any such default or Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Trust Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         (e) The Holders of a Majority in Liquidation Amount of the Preferred Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee in respect of this Trust Agreement or the Notes or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement; provided, however, that, subject to Section 8.1, the Property Trustee shall have the right to decline to follow any such direction if the Property Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Property Trustee in good faith shall, by an officer or officers of the Property Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Holders not party to such direction, and provided further that nothing in this Trust Agreement shall impair the right of the Property Trustee to take any action deemed proper by the Property Trustee and which is not inconsistent with such direction.

                                   ARTICLE VI.

                        ACTS OF HOLDERS; MEETINGS; VOTING

         SECTION VI.1.      Limitations on Voting Rights.

         (a) Except as expressly provided in this Trust Agreement and in the Indenture and as otherwise required by law, no Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Issuer Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Securities Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association.

         (b) So long as any Notes are held by the Property Trustee on behalf of the Issuer Trust, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Note Trustee, or exercise any trust or power conferred on the Property Trustee with respect to the Notes, (ii) waive any past default that may be waived under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Notes shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Notes, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities, provided, however, that where a consent under the Indenture would require the consent of each Holder of Notes affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Preferred Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Preferred Securities, except by a subsequent vote of the Holders of the Preferred Securities. Subject to Section 8.2, the Property Trustee shall notify all Holders of the Preferred Securities of any notice of default received with respect to the Notes. In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Property Trustee shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that such action shall not cause the Issuer Trust to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes.

         (c) If any proposed amendment to the Trust Agreement provides for, or the Issuer Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Issuer Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Preferred Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause the Issuer Trust to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes.

         SECTION VI.2.      Notice of Meetings.

         Notice of all meetings of the Holders of the Preferred Securities, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.9 to each Holder of Preferred Securities, at such Holder's registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

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

         SECTION VI.3.      Meetings of Holders of the Preferred Securities.

         No annual meeting of Holders is required to be held. The Property Trustee, however, shall call a meeting of the Holders of the Preferred Securities to vote on any matter upon the written request of the Holders of at least 33% in aggregate Liquidation Amount of the Outstanding Preferred Securities and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of the Holders of the Preferred Securities to vote on any matters as to which such Holders are entitled to vote.

         The Holders of at least a Majority in Liquidation Amount of the Preferred Securities, present in person or by proxy, shall constitute a quorum at any meeting of the Holders of the Preferred Securities.

         If a quorum is present at a meeting, an affirmative vote by the Holders present, in person or by proxy, holding Preferred Securities representing at least a Majority of the aggregate Liquidation Amount of the Preferred Securities held by the Holders present, either in person or by proxy, at such meeting shall constitute the action of the Holders of the Preferred Securities, unless this Trust Agreement requires a lesser or greater number of affirmative votes.

         SECTION VI.4.      Voting Rights.

         Holders shall be entitled to one vote for each $25 of Liquidation Amount represented by their Outstanding Trust Securities in respect of any matter as to which such Holders are entitled to vote.

         SECTION VI.5.      Proxies, Etc.

         At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Issuer Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Holders of record shall be entitled to vote. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

         SECTION VI.6.      Holder Action by Written Consent.

         Any action that may be taken by Holders at a meeting may be taken without a meeting and without prior notice if Holders holding at least a Majority in Liquidation Amount of all Preferred Securities entitled to vote in respect of such action (or such lesser or greater proportion thereof as shall be required by any other provision of this Trust Agreement) shall consent to the action in writing. Any action that may be taken by the Holders of all the Common Securities may be taken if such Holders shall consent to the action in writing.

         SECTION VI.7.      Record Date for Voting and Other Purposes.

         Except as provided in Section 5.13(b) for the purposes of determining the Holders who are entitled to notice of and to vote at any meeting or to act by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders or the payment of a distribution or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for such purposes.

         SECTION VI.8.      Acts of Holders.

         Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Issuer Trustees, if made in the manner provided in this Section.

         The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that any Issuer Trustee or Administrative Trustee receiving the same deems sufficient.

         The ownership of Trust Securities shall be proved by the Securities Register.

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Trust Security shall bind every future Holder of the same Trust Security and the Holder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Issuer Trustees, the Administrative Trustees or the Issuer Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

         Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

         If any dispute shall arise among the Holders or the Issuer Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Holder or Issuer Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

         SECTION VI.9.      Inspection of Records.

         Upon reasonable written notice to the Administrative Trustees and the Property Trustee, the records of the Issuer Trust shall be open to inspection by any Holder during normal business hours for any purpose reasonably related to such Holder's interest as a Holder.


                                  ARTICLE VII.

                         REPRESENTATIONS AND WARRANTIES

         SECTION VII.1. Representations and Warranties of the Property Trustee and the Delaware Trustee.

         The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Holders that:

                  (a) the Property Trustee is a New York banking corporation, duly organized, validly existing and in good standing under the laws of the State of New York;

                  (b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

                  (c) the Delaware Trustee is a Delaware banking corporation;

                  (d) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

                  (e) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (f) the execution, delivery and performance of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the Delaware Trustee and does not require any approval of stockholders of the Property Trustee and the Delaware Trustee and such execution, delivery and performance will not (i) violate the Charter or By-laws of the Property Trustee or the Delaware Trustee, violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Delaware Trustee is a party or by which it is bound, or (ii) violate any applicable law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee;

                  (g) neither the authorization, execution or delivery by the Property Trustee or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee (as appropriate in context) contemplated herein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing law of the United States or the State of Delaware governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee, as the case may be; and

                  (h) there are no proceedings pending or, to the best of each of the Property Trustee's and the Delaware Trustee's knowledge, threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal that, individually or in the aggregate, would materially and adversely affect the Issuer Trust or would question the right, power and authority of the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Trustees under this Trust Agreement.

         SECTION VII.2.      Representations and Warranties of Depositor.

         The Depositor hereby represents and warrants for the benefit of the Holders that:

                  (a) the Securities Certificates issued at the Time of Delivery on behalf of the Issuer Trust have been duly authorized and will have been duly and validly executed, issued and delivered by the applicable Issuer Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Holders will be, as of each such date, entitled to the benefits of this Trust Agreement; and

                  (b) there are no taxes, fees or other governmental charges payable by the Issuer Trust (or the Issuer Trustees on behalf of the Issuer Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Property Trustee or the Delaware Trustee of this Trust Agreement.


                                  ARTICLE VIII.

                               THE ISSUER TRUSTEES

         SECTION VIII.1.      Certain Duties and Responsibilities.

         (a) The rights, immunities, duties and responsibilities of the Issuer Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require any of the Issuer Trustees to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its or their rights or powers, if it or they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Issuer Trustees shall be subject to the provisions of this Section 8.1. Nothing in this Trust Agreement shall be construed to release an Administrative Trustee from liability for his or her own negligent action, his or her own negligent failure to act, or his or her own wilful misconduct. To the extent that, at law or in equity, an Issuer Trustee has duties and liabilities relating to the Issuer Trust or to the Holders, such Issuer Trustee shall not be liable to the Issuer Trust or to any Holder for such Issuer Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Issuer Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Holders to replace such other duties and liabilities of the Issuer Trustees.

         (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Issuer Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This
Section 8.1(b) does not limit the liability of the Issuer Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

         (c) If an Event of Default has occurred and is continuing, the Property Trustee shall be entitled to enforce this Trust Agreement for the benefit of the Holders.

         (d) The Property Trustee, before the occurrence of any Event of Default and after the curing or waiver of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Agreement (including pursuant to Section 10.10), and no implied covenants shall be read into this Trust Agreement against the Property Trustee. If an Event of Default has occurred (that has not been cured or waived pursuant to Section 5.13), the Property Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (e) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

                  (i) prior to the occurrence of any Event of Default and after the cure or waiver of all such Events of Default that may have occurred:

                           (A) the duties and obligations of the Property
                  Trustee shall be determined solely by the express provisions of this Trust Agreement (including pursuant to Section 10.10), and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement (including pursuant to Section 10.10); and

                           (B) in the absence of bad faith on the part of the
                  Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Trust Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement.

                  (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

                  (iv) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Notes and the Payment Account shall be to deal with such Property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

                  (v) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section
         3.1 and except to the extent otherwise required by law;

                  (vi) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of any other Issuer Trustee or the Depositor; and

                  (vii) No provision of this Trust Agreement shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Property Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Trust Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

         (f) The Administrative Trustees shall not be responsible for monitoring the compliance by the other Issuer Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall one Administrative Trustee be liable for the default or misconduct of any other Administrative Trustee, the Issuer Trustees or the Depositor.

         SECTION VIII.2.      Certain Notices.

         Within 90 days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.9, notice of such Event of Default to the Holders, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, of any) or interest (including any Additional Interest) on any Trust Security, the Trustee shall be fully protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Securities of such series. For the purpose of this Section, the term "default" means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

         Within five Business Days after the receipt of notice of the Depositor's exercise of its right to defer the payment of interest on the Notes pursuant to the Indenture, the Administrative Trustees shall transmit, in the manner and to the extent provided in Section 10.9, notice of such exercise to the Holders and the Administrative Trustees, unless such exercise shall have been revoked.

         The Property Trustee shall not be deemed to have knowledge of any Event of Default unless the Property Trustee shall have received written notice thereof from the Depositor, any Administrative Trustee, any Holder or an officer of the Property Trustee charged with the administration of this Trust Agreement shall have obtained actual knowledge of such Event of Default.

         SECTION VIII.3.      Certain Rights of Property Trustee.

         Subject to the provisions of Section 8.1:

                  (a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action, (ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein, or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Holders of the Preferred Securities are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting the Depositor's written instruction as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such resonably shorter period of time set forth in such notice (which to the extent may, but shall be under no duty to, take such action, or refrain from taking such action, as the Property Trustee shall deem advisable and in the best interests of the Holders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or wilful misconduct;

                  (c) any direction or act of the Depositor contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise expressly provided herein;

                  (d) any direction or act of an Administrative Trustee contemplated by this Trust Agreement shall be sufficiently evidenced by a certificate executed by such Administrative Trustee and setting forth such direction or act;

                  (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any re-recording, re-filing or re-registration thereof;

                  (f) the Property Trustee may consult with counsel (which counsel may be counsel to the Property Trustee, the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

                  (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Holders pursuant to this Trust Agreement, unless such Holders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction; provided, however, that, nothing contained in this Section 8.3(g) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Trust Agreement;

                  (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Holders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

                  (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents, attorneys, custodians or nominees, provided, however, that the Property Trustee shall be responsible for its own negligence or misconduct with respect to selection of any agent, attorney, custodian or nominee appointed by it hereunder;

                  (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders (which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action), (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (iii) shall be protected in acting in accordance with such instructions;

                  (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement;

                  (l) without prejudice to any other rights available to the Property Trustee under applicable law, when the Property Trustee incurs expenses or renders services in connection with a Bankruptcy Event, such expenses (including legal fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors rights generally; and

                  (m) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence be herein specifically prescribed) may, in the absence or bad faith on its part, request and rely on an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor.

         No provision of this Trust Agreement shall be deemed to impose any duty or obligation on any Issuer Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which such Person shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to any Issuer Trustee shall be construed to be a duty.

         SECTION VIII.4.   Not Responsible for Recitals or Issuance of
                           Securities.

         The recitals contained herein and in the Securities Certificates shall be taken as the statements of the Issuer Trust and the Depositor, and the Issuer Trustees do not assume any responsibility for their correctness. The Issuer Trustees make no representations at to the title to, or value or condition of, the property of the Issuer Trust or any part thereof, nor as to the validity or sufficiency of this Trust Agreement, the Notes or the Trust Securities. The Issuer Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Notes.

         SECTION VIII.5.    May Hold Securities.

         Any Issuer Trustee or any other agent of any Issuer Trustee or the Issuer Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13, and except as provided in the definition of the term "Outstanding" in Article I, may otherwise deal with the Issuer Trust with the same rights it would have if it were not an Issuer Trustee or such other agent.

         SECTION VIII.6.    Compensation; Indemnity; Fees.

         The Depositor agrees:

                  (a) to pay to the Issuer Trustees from time to time such reasonable compensation for all services rendered by them hereunder as may be agreed by the Depositor and the Issuer Trustees from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) except as otherwise expressly provided herein, to reimburse the Issuer Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Issuer Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of their agents and counsel), except any such expense, disbursement or advance as may be attributable to their negligence, bad faith or wilful misconduct; and

                  (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Issuer Trustee, (ii) any Affiliate of any Issuer Trustee, (iii) any officer, director, shareholder, employee, representative or agent of any Issuer Trustee, and (iv) any employee or agent of the Issuer Trust (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax (other than income, franchise or other taxes imposed on amounts paid pursuant to (a) or (b) hereof), penalty, expense or claim of any kind or nature whatsoever incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trust hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The provisions of this Section 8.6 shall survive the termination of this Trust Agreement and the removal or resignation of any Issuer Trustee.

         No Issuer Trustee or Paying Agent may claim any Lien on any Trust Property as a result of any amount due pursuant to this Section 8.6.

                  In the event that the Property Trustee is also acting as Paying Agent or Securities Registrar hereunder, the rights and protections afforded to the Property Trustee pursuant to this Article VIII shall also be afforded to such Paying Agent or Securities Registrar.

         SECTION VIII.7. Corporate Property Trustee Required; Eligibility of Issuer Trustees.

         (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is a national or state chartered bank and eligible pursuant to the Trust Indenture Act to act as such, and that has at the time of such appointment a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section
8.7 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section 8.7, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. At the time of appointment, the Property Trustee must have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization.

         (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

         (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware, or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law and that shall act through one or more persons authorized to bind such entity.

         SECTION VIII.8.    Conflicting Interests.

         (a) If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

         (b) The Guarantee Agreement and the Indenture shall be deemed to be specifically described in this Trust Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

         SECTION VIII.9.    Co-Trustees and Separate Trustee.

         At any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrative Trustees; except in such instances as set forth in the second following sentence, by agreed action of the majority of such Trustees shall have power to appoint, and upon the written request of the Administrative Trustees, the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 8.9. Any co-trustee or separate trustee appointed pursuant to this Section 8.9 shall either be (i) a natural person who is at least 21 years of age and a resident of the United States, or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default under the Indenture shall have occurred and be continuing, the Property Trustee alone shall have the power to make such appointment.

         Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor, provided, however, that, if an event of Default shall have occurred and be continuing, the Property Trustee may execute any such instrument on behalf of the Depositor as its agent and attorney-in-fact therefor.

         Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

                  (a) The Trust Securities shall be executed by one or more Administrative Trustees, and the Trust Securities shall be delivered by the Property Trustee, and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Property Trustee specified hereunder shall be exercised solely by the Property Trustee and not by such co-trustee or separate trustee.

                  (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

                  (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 8.9, and, in case a Note Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigning or removed may be appointed in the manner provided in this Section 8.9.

                  (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

                  (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

                  (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

         SECTION 8.10.     Resignation and Removal; Appointment of Successor.

         No resignation or removal of any Issuer Trustee (the "Relevant Trustee") and no appointment of a successor Issuer Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Issuer Trustee in accordance with the applicable requirements of
Section 8.11.

         Subject to the immediately preceding paragraph, a Relevant Trustee may resign at any time by giving written notice thereof to the Depositor and, in the case of the Property Trustee and the Delaware Trustee, to the Holders. If the instrument of acceptance by the successor Issuer Trustee required by Section
8.11 shall not have been delivered to the Relevant Trustee within 60 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Issuer Trust, any court in the State of Delaware for the appointment of a successor Relevant Trustee.

         Unless a Note Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at any time by Act of the Holder of Common Securities. If a Note Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of at least a majority in aggregate Liquidation Amount of the Outstanding Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Issuer Trust). An Administrative Trustee may be removed only by the Holder of the Common Securities at any time.

         If any Issuer Trustee shall be removed or become incapable of acting as Issuer Trustee, or if a vacancy shall occur in the office of any Issuer Trustee for any cause, at a time when no Note Event of Default shall have occurred and be continuing, the Holder of the Common Securities, by Act of the Holder of the Common Securities delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Issuer Trustee and the retiring Relevant Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Note Event of Default shall have occurred and be continuing, the Holders of the Preferred Securities, by Act of the Holders of a majority in Liquidation Amount of the Preferred Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Issuer Trustee and the retiring Relevant Trustee shall comply with the applicable requirements of Section 8.11. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when a Note Event of Default shall have occurred and be continuing, the Holder of the Common Securities by Act of the Holder of Common Securities delivered to the retiring Administrative Trustee shall promptly appoint a successor Administrative Trustee and such successor Administrative Trustee and the retiring Administrative Trustee shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee shall have been so appointed by the Holder of the Common Securities or Holders of the Preferred Securities and accepted appointment in the manner required by Section 8.11, any Holder who has been a Holder of Preferred Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

         The Depositor shall give notice of each resignation and each removal of the Property Trustee or the Delaware Trustee and each appointment of a successor Property Trustee or Delaware Trustee to all Holders in the manner provided in
Section 10.8. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

         Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Holder of Common Securities, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of the remaining Administrative Trustees if there are at least two of them, or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees or Delaware Trustee, as the case may be, set forth in Section 8.7).

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

         SECTION VIII.11.   Acceptance of Appointment by Successor.

         In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Issuer Trust and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Issuer Trust or any successor Relevant Trustee such retiring Relevant Trustee shall, upon payment of its charges, duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

         Upon request of any such successor Relevant Trustee, the Issuer Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the preceding paragraph.

         No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

         SECTION VIII.12.   Merger, Conversion, Consolidation or Succession to
                           Business.

         Any Person into which the Property Trustee or the Delaware Trustee or any Administrative Trustee that is not a natural Person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person, succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided, however, that such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         SECTION VIII.13 Preferential Collection of Claims Against Depositor or Issuer Trust.

         If and when the Property Trustee shall be or become a creditor of the Depositor or the Issuer Trust (or any other obligor upon the Preferred Securities), the Property Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or the Issuer Trust (or any such other obligor).

         SECTION VIII.14.   Property Trustee May File Proofs of Claim.

         In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Issuer Trust or any other obligor upon the Trust Securities or the property of the Issuer Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable and irrespective of whether the Property Trustee shall have made any demand on the Issuer Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

                  (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

         Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION VIII.15.   Reports by Property Trustee.

         (a) Not later than November 15 of each year commencing with November 15, 2000, the Property Trustee shall transmit to all Holders in accordance with
Section 10.9, and to the Depositor, a brief report, dated as of the immediately preceding September 15 concerning the

Property Trustee and its actions under this Trust Agreement if and as may be required pursuant to Section 313(a) of the Trust Indenture Act.

         (b) In addition the Property Trustee shall transmit to Holders such other reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

         (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each national stock exchange, the Nasdaq National Market or such other interdealer quotation system or self-regulatory organization upon which the Trust Securities are listed or traded, if any, with the Commission and with the Depositor. The Depositor shall notify the Property Trustee of any such listing or trading.

         SECTION VIII.16.   Reports to the Property Trustee.

         Each of the Depositor and the Administrative Trustees shall provide to the Property Trustee such documents, reports and information as required by
Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act, such compliance certificate to be delivered on or before 120 days after the end of each fiscal year of the Depositor.

         SECTION VIII.17.   Evidence of Compliance with Conditions Precedent.

         Each of the Depositor and the Administrative Trustees shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

         SECTION VIII.18.   Number of Issuer Trustees.

         (a) The number of Issuer Trustees shall be five, provided that the Property Trustee and the Delaware Trustee may be the same Person.

         (b) If an Issuer Trustee ceases to hold office for any reason, a vacancy shall occur. The vacancy shall be filled with an Issuer Trustee appointed in accordance with Section 8.10.

         (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of an Issuer Trustee shall not operate to annul, dissolve or terminate the Issuer Trust.

         SECTION VIII.19.   Delegation of Power.

         (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

         (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Issuer Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement.

         SECTION VIII.20.   Appointment of Administrative Trustees.

         (a) Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with this Section 8.20, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

         SECTION VIII.21.   Delaware Trustee.

         It is expressly understood and agreed by the parties hereto that in fulfilling its obligations as Delaware Trustee hereunder on behalf of the Issuer Trust (i) any agreements or instruments executed and delivered by Chase Manhattan Bank Delaware are executed and delivered not in its individual capacity but solely as Delaware Trustee under this Trust Agreement in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer Trust is made and intended not as representations, warranties, covenants, undertakings and agreements by Chase Manhattan Bank Delaware in its individual capacity but is made and intended for the purpose of binding only the Issuer Trust, and (iii) under no circumstances shall Chase Manhattan Bank Delaware in its individual capacity by personally liable for the payment of any indebtedness or expenses of the Issuer Trust or be liable for the breach of failure of any obligation, representation, warranty or covenant made or undertaken b the Trust under this Trust Agreement, except if such breach or failure is due to any gross negligence or willful misconduct of the Delaware Trustee.

                                   ARTICLE IX.

                       TERMINATION, LIQUIDATION AND MERGER

         SECTION XI.1.      Dissolution Upon Expiration Date.

         Unless earlier dissolved, the Issuer Trust shall automatically dissolve on |X|, 2029 (the "Expiration Date"), and the Trust Property shall be liquidated in accordance with Section 9.4.

         SECTION IX.2.      Early Termination.

         The first to occur of any of the following events is an "Early Termination Event", upon the occurrence of which the Issuer Trust shall be dissolved:

                  (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor, in its capacity as the Holder of the Common Securities, unless the Depositor shall transfer the Common Securities as provided by Section 5.11, in which case this provision shall refer instead to any such successor Holder of the Common Securities;

                  (b) the written direction to the Property Trustee from the Holder of the Common Securities at any time to dissolve the Issuer Trust and, after satisfaction of liability of the Issuer Trust as required by applicable law, to distribute the Notes to Holders in exchange for the Preferred Securities (which direction is optional and wholly within the discretion of the Holder of the Common Securities);

                  (c) the redemption of all of the Preferred Securities in connection with the payment at maturity redemption of all the Notes; and

                  (d) the entry of an order for dissolution of the Issuer Trust by a court of competent jurisdiction.

         SECTION IX.3.      Termination.

         The respective obligations and responsibilities of the Issuer Trustees and the Issuer Trust shall terminate upon the latest to occur of the following:
(a) the distribution by the Property Trustee to Holders of all amounts required to be distributed hereunder upon the liquidation of the Issuer Trust pursuant to
Section 9.4, or upon the redemption of all of the Trust Securities pursuant to
Section 4.2; (b) the satisfaction of any expenses owed by the Issuer Trust; and
(c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Issuer Trust or the Holders.

         SECTION IX.4.      Liquidation.

         (a) If an Early Termination Event specified in clause (a), (b) or (d) of Section 9.2 occurs or upon the Expiration Date, the Issuer Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to each Holder a Like Amount of Notes, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid mailed not less than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All such notices of liquidation shall:

                  (i)  state the Liquidation Date;

                  (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Notes; and

                  (iii) provide such information with respect to the mechanics by which Holders may exchange Securities Certificates for Notes, or if
         Section 9.4(d) applies receive a Liquidation Distribution, as the Property Trustee shall deem appropriate.

         (b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Issuer Trust and distribution of the Notes to Holders, the Property Trustee, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation
Date) and, establish such procedures as it shall deem appropriate to effect the distribution of Notes in exchange for the Outstanding Securities Certificates.

         (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Notes will be issued to Holders of Securities Certificates, upon surrender of such Certificates to the exchange agent for exchange, (iii) the Depositor shall use its best efforts to have the Notes listed on the New York Stock Exchange or on such other exchange, interdealer quotation system or self-regulatory organization on which the Preferred Securities are then listed, (iv) Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Notes bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Securities Certificates with respect to such Notes) and (v) all rights of Holders holding Trust Securities will cease, except the right of such Holders to receive Notes upon surrender of Securities Certificates.

         (d) If, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Notes in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Issuer Trust shall be wound-up by the Property Trustee in such manner as the Property Trustee determines. In such event Holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to Holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such winding up the Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Issuer Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such winding-up pro rata (determined as aforesaid) with Holders of all Trust Securities, except that, if a Note Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities as provided in Section 4.3.

         SECTION IX.5.      Mergers, Consolidations, Amalgamations or
                           Replacements of Issuer Trust.

         The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any Person except pursuant to this Article IX. At the request of the Holders of the Common Securities, without the consent of the Holders the Issuer Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (A) expressly assumes all of the obligations of the Issuer Trust with respect to the Preferred Securities, or (B) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Preferred Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed to hold the Notes, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization that then assigns a rating to the Preferred Securities, (iv) the Preferred Securities are listed, or any Successor Securities will be listed upon notice of issuance, on any national securities exchange or interdealer quotation system on which the Preferred Securities are then listed, if any, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an Opinion of Counsel to the effect that (A) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect, and (B) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an "investment company" under the Investment Company Act, and (viii) the Depositor or its permitted transferee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee Agreement. Notwithstanding the foregoing, the Issuer Trust shall not, except with the consent of Holders of all of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other Person or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes or cause the Notes to be treated as other than indebtedness of the Corporation for United States federal income tax purposes.

                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS

         SECTION X.1.      Limitation of Rights of Holders.

         Except as set forth in Section 9.2, the death, bankruptcy, termination, dissolution or incapacity of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor annul, dissolve or terminate the Issuer Trust nor entitle the legal representatives or heirs of such Person or any Holder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         SECTION X.2.      Agreed Tax Treatment of Issuer Trust and Trust
                           Securities.

         The parties hereto and, by its acceptance or acquisition of a Trust Security or a beneficial interest therein the Holder of, and any Person that acquires a beneficial interest in, such Trust Security intend and agree to treat the Issuer Trust as a grantor trust for United States federal, state and local tax purposes, and to treat the Trust Securities (including but not limited to all payments and proceeds with respect to such Trust Securities) as undivided beneficial ownership interests in the Trust Property (and payments and proceeds therefrom, respectively) for United States federal, state and local tax purposes. The provisions of this Trust Agreement shall be interpreted to further this intention and agreement of the parties.

         SECTION X.3.      Amendment.

         (a) This Trust Agreement may be amended from time to time by the Property Trustee, Administrative Trustees and the Holder of all the Common Securities, without the consent of any Holder of the Preferred Securities, (i) to cure any ambiguity, correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, or
(ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Issuer Trust will not be taxable as a corporation or will be classified as other than a grantor trust for United States federal income tax purposes at all times that any Trust Securities are Outstanding or to ensure that the Notes are treated as indebtedness of the Depositor for United States federal income tax purposes, or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of either clauses (i) or (ii) such action shall not adversely affect in any material respect the interests of any Holder.

         (b) Except as provided in Section 10.3(c) hereof, any provision of this Trust Agreement may be amended by the Property Trustee, the Administrative Trustees and the Holders of all of the Common Securities and with (i) the consent of Holders of at least a Majority in Liquidation Amount of the Preferred Securities, and (ii) receipt by the Issuer Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not cause the Issuer Trust to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes or affect the treatment of the Notes as indebtedness of the Corporation for United States federal income tax purposes or affect the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act.

         (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Holder, this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date, or (ii) restrict the right of a Holder to institute suit for the enforcement of any such payment on or after such date; and notwithstanding any other provision herein, without the unanimous consent of the Holders, this paragraph (c) of this Section 10.3 may not be amended.

         (d) Notwithstanding any other provisions of this Trust Agreement, no Issuer Trustee shall enter into or consent to any amendment to this Trust Agreement that would cause the Issuer Trust to fail or cease to qualify for the exemption from status as an "investment company" under the Investment Company Act or to be taxable as a corporation or to be classified as other than a grantor trust for United States federal income tax purposes or that would cause the Notes to fail or cease to be treated as indebtedness of the Depositor for United States federal income tax purposes.

         (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor and the Administrative Trustees, this Trust Agreement may not be amended in a manner that imposes any additional obligation on the Depositor or the Administrative Trustees.

         (f) If any amendment to this Trust Agreement is made, the Administrative Trustees or the Property Trustee shall promptly provide to the Depositor a copy of such amendment.

         (g) No Issuer Trustee shall be required to enter into any amendment to this Trust Agreement that affects its own rights, duties or immunities under this Trust Agreement. The Issuer Trustees shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement and all conditions precedent herein provided for relating to such action have been met.

         SECTION X.4.      Separability.

         If any provision in this Trust Agreement or in the Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION X.5.      Governing Law.

         THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE HOLDERS, THE ISSUER TRUST, THE DEPOSITOR AND THE ISSUER TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS, PROVIDED, THAT THE IMMUNITIES AND STANDARD OF CARE OF THE PROPERTY TRUSTEE IN CONNECTION WITH THE ADMINISTRATION OF ITS TRUSTS AND DUTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THIS TRUST.

         SECTION X.6.      Payments Due on Non-Business Day.

         If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.1(a) and 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no Distributions shall accumulate on such unpaid amount for the period after such date.

         SECTION X.7.     Successors.

         This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Issuer Trust and any Issuer Trustee, including any successor by operation of law. Except in connection with a transaction involving the Depositor that is permitted under Article VIII of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

         SECTION X.8.      Headings.

         The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

         SECTION X.9.      Reports, Notices and Demands.

         Any report, notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Holder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Holder of Preferred Securities, to such Holder as such Holder's name and address may appear on the Securities Register; and (b) in the case of the Holder of all the Common Securities or the Depositor, to Everest Reinsurance Holdings, Inc., 477 Martinsville Road, P.O. Box 830, Liberty Corner, New Jersey 07938-0830,
Attention: |X|, facsimile no.: |X|, or to such other address as may be specified in a written notice by the Holder of all the Common Securities or the Depositor, as the case may be, to the Property Trustee. Such notice, demand or other communication to or upon a Holder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission. Such notice, demand or other communication to or upon the Depositor shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Depositor.

         Any notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Property Trustee, the

Delaware Trustee, the Administrative Trustees or the Issuer Trust shall be given in writing by deposit thereof, first-class postage prepaid, in the U.S. mail, hand delivery or facsimile transmission, addressed to such Person as follows:
(a) with respect to the Property Trustee to |X|, Attention: |X|, facsimile no.:
|X|; (b) with respect to the Delaware Trustee, to |X|, Attention: |X|; (c) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked "Attention: Administrative Trustees of Everest Re Capital Trust", and (d) with respect to the Issuer Trust, to its principal office specified in Section 2.1, with a copy to the Property Trustee. Such notice, demand or other communication to or upon the Issuer Trust, the Property Trustee or the Administrative Trustees shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Issuer Trust, the Property Trustee or such Administrative Trustees.

         SECTION X.10.   Agreement Not to Petition.

         Each of the Issuer Trustees and the Depositor agree for the benefit of the Holders that, until at least one year and one day after the Issuer Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Issuer Trust under any bankruptcy, insolvency, reorganization or other similar law (including the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Issuer Trust under any Bankruptcy Law. If the Depositor takes action in violation of this Section 10.10, the Property Trustee agrees, for the benefit of Holders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Issuer Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as counsel for the Property Trustee or the Issuer Trust may assert.

         SECTION X.11.       Trust Indenture Act; Conflict with Trust Indenture
                             Act.

         (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions of the Trust Indenture Act.

         (b) The Property Trustee shall be the only Issuer Trustee that is a trustee for the purposes of the Trust Indenture Act.

         (c) If any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

         (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Issuer Trust.

         SECTION X.12. Acceptance of Terms of Trust Agreement, Guarantee Agreement and Indenture.

         THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT, THE GUARANTEE AGREEMENT AND THE INDENTURE, AND AGREEMENT TO THE SUBORDINATION PROVISIONS, THE TAX TREATMENT PROVISIONS AND OTHER TERMS OF THE GUARANTEE AGREEMENT AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE ISSUER TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE ISSUER TRUST AND SUCH HOLDER AND SUCH OTHERS.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Trust Agreement as of the day and year first above written.

                                             EVEREST REINSURANCE HOLDINGS, INC.
                                                   as Depositor

                                             By:
                                                ----------------------------
                                                Name:
                                                     -----------------------
                                                Title:
                                                      ----------------------

THE CHASE MANHATTAN BANK,                    CHASE MANHATTAN BANK DELAWARE,
    as Property Trustee                         as Delaware Trustee


By:                                          By:
   ----------------------                       ----------------------------
   Name:                                        Name:
        -----------------                            -----------------------
   Title:                                       Title:
         ----------------                             ----------------------



STEPHEN L. LIMAURO,                          FRANK N. LOPAPA,
   as Administrative Trustee                    as Administrative Trustee

By:                                          By:
   ----------------------                       ----------------------------
   Name:                                        Name:
        -----------------                            -----------------------


ROBERT T. LUPO,
    as Administrative Trustee

By:
   ----------------------
   Name:
        -----------------

                                                                     Exhibit A




                             [CERTIFICATE OF TRUST]

                                       OF

                            EVEREST RE CAPITAL TRUST


                  This Certificate of Trust of Everest Re Capital Trust (the "Trust"), dated September |X|, 1999, is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

                  1. Name. The name of the business trust formed by this Certificate of Trust is Everest Re Capital Trust.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Chase Manhattan Bank Delaware, |X|.

                  3. Effective Date. This Certificate of Trust shall be effective upon its filing.

                  IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act..

                                   CHASE MANHATTAN BANK  DELAWARE, not
                                     in its individual capacity but solely
                                   as trustee

                                   By:
                                      -------------------------------------
                                        Name:
                                        Title:

                                   CHASE MANHATTAN BANK  DELAWARE, not
                                     in its individual capacity but solely
                                     as trustee

                                   By:
                                      -------------------------------------
                                        Name:
                                        Title:

                                   STEPHEN L. LIMAURO

                                   ----------------------------------------

                                                                     Exhibit B




                       [FORM OF LETTER OF REPRESENTATIONS]






                                         October __, 1999


The Depository Trust Company,
   55 Water Street, 49th Floor,
      New York, New York 10041-0099.

Attention:  General Counsel's Office

                  Re:      Everest Re Capital Trust
                           ___% Preferred Securities, Series I
                           CUSIP No.
                           ------------------------------------
Ladies and Gentlemen:

                  The purpose of this letter is to set forth certain matters relating to the issuance and deposit with The Depository Trust Company ("DTC") of the book-entry-only portion of the ____% Preferred Securities (the "Preferred Securities"), of Everest Re Capital Trust, a statutory business trust formed under the laws of the State of Delaware (the "Issuer"), governed by the Amended and Restated Trust Agreement, dated as of October __, 1999 (the "Amended and Restated Trust Agreement"), between Everest Reinsurance Holdings, Inc. (the "Corporation"), as Depositor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee and Several Holders as defined therein. The payment of distributions on the Preferred Securities and payments due upon liquidation of the Issuer or redemption of the Preferred Securities, to the extent the Issuer has funds available for the payment thereof, are guaranteed by the Corporation to the extent set forth in a Guarantee Agreement, dated as of October __, 1999, between the Corporation and The Chase Manhattan Bank, as Guarantee Trustee with respect to the Preferred Securities. The Corporation and the Issuer propose to sell the Preferred Securities to the Underwriters (the "Underwriters") pursuant to a Pricing Agreement, dated as of October __, 1999, by and among the Underwriters, the Issuer and the Corporation, and the Underwriting Agreement, dated as of October __, 1999, by and among the Underwriters, the Issuer and the Corporation, and the Underwriters wish to take delivery of the

Preferred Securities through DTC. The Chase Manhattan Bank is acting as transfer agent and registrar with respect to the Preferred Securities (the "Transfer Agent and Registrar").

                  To induce DTC to accept the Preferred Securities as eligible for deposit at DTC, and to act in accordance with DTC's rules with respect to the Preferred Securities, the Issuer and the Transfer Agent and Registrar make the following representations to DTC:

                  1. Prior to the closing of the sale of the Preferred Securities to the Underwriters on October __, 1999, there shall be deposited with, or held by the Transfer Agent and Registrar as custodian for, DTC one or more global certificates (individually and collectively, the "Global Certificate") registered in the name of DTC's nominee, Cede & Co., representing an aggregate of |X|, Preferred Securities and bearing the following legend:

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHER WISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  2. The Amended and Restated Trust Agreement of the Issuer provides for the voting by holders (with no provision for revocation of consents or votes by subsequent holders) of the Preferred Securities under certain limited circumstances. The Issuer shall establish a record date for such purposes and shall, to the extent possible, give DTC notice of such record date not less than 15 calendar days in advance of such record date.

                  3. In the event of a stock split, conversion, recapitalization, reorganization or any other similar transaction resulting in the cancellation of all or any part of the Preferred Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice of such event as soon as possible but, at least 5 business days prior to the effective date of such event.

                  4. In the event of any distribution on, or an offering or issuance of rights with respect to, the Preferred Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice specifying:
(a) the amount of and conditions, if any, applicable to the payment of any such distribution or any such offering or issuance of rights; (b) any applicable expiration or deadline date, or any date by which any action on the part of the holders of Preferred Securities is required; and (c) the date any required notice is to be mailed by or on behalf of the Issuer to holders of Preferred Securities or published by or on behalf of the Issuer

(whether by mail or publication, the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before the Publication Date. The Issuer or the Transfer Agent and Registrar will forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission of multiple CUSIP numbers (if applicable) that includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 calendar days nor more than 60 calendar days prior to the payment of any such distribution or any such offering or issuance of rights with respect to the Preferred Securities. After establishing the amount of payment to be made on the Preferred Securities, the Issuer or the Transfer Agent and Registrar will notify DTC's Dividend Department of such payment 5 business days prior to payment date. Notices to DTC's Dividend Department by telecopy shall be sent to (212) 709-1723. Such notices by mail or by any other means shall be sent to:

                          Manager, Announcements
                          Dividend Department
                          The Depository Trust Company
                          7 Hanover Square, 23rd Floor
                          New York, New York 10004-2695

                  The Issuer or the Transfer Agent and Registrar shall confirm DTC's receipt of such telecopy by telephoning the Dividend Department at (212) 709-1270.

                  5. In the event of a redemption by the Issuer of the Preferred Securities, notice specifying the terms of the redemption and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC not less than 30 calendar days prior to such event by a secure means in the manner set forth in paragraph 4. Such redemption notice shall be sent to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190, and receipt of such notice shall be confirmed by telephoning (516) 227-4070. Notice by mail or by any other means shall be sent to:

                          Call Notification Department
                          The Depository Trust Company
                          711 Stewart Avenue
                          Garden City, New York 11530-4719

                  6. In the event of any invitation to tender the Preferred Securities, notice specifying the terms of the tender and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC by a secure means and in a timely manner as described in paragraph 4. Notices to DTC pursuant to this paragraph and notices of other corporate actions (including mandatory tenders, exchanges and capital changes), shall be sent, unless notification to another department is expressly provided for herein, by telecopy to DTC's Reorganization Department at (212) 709-1093 or
(212) 709-1094 and receipt of such notice shall be confirmed by telephoning
(212) 709-6884, or by mail or any other means to:

                          Manager, Reorganization Department
                          Reorganization Window
                          The Depository Trust Company
                          7 Hanover Square, 23rd Floor
                          New York, New York 10004-2695

                  7. All notices and payment advices sent to DTC shall contain the CUSIP number or numbers of the Preferred Securities and the accompanying designation of the Preferred Securities, which, as of the date of this letter, is "Everest Re Capital Trust , ___% Preferred Securities".

                  8. Distribution payments or other cash payments with respect to the Preferred Securities shall be governed by DTC's current Principal and Income Payments Rider, a copy of which is attached hereto as Annex I. For purposes of this letter, the term "Agent" used in Annex I shall be deemed to refer to The Chase Manhattan Bank or any successor Property Trustee under the Amended and Restated Trust Agreement.

                  9. DTC may direct the Issuer and the Transfer Agent and Registrar to use any other telecopy number or address of DTC as the number or address to which notices or payments may be sent.

                  10. In the event of a conversion, redemption, or any other similar transaction (e.g., tender made and accepted in response to the Issuer's or the Transfer Agent and Registrar's invitation) necessitating a reduction in the aggregate number of Preferred Securities outstanding evidenced by the Global Certificate, DTC, in its discretion: (a) may request the Issuer to issue a new Global Certificate; or (b) may make an appropriate notation on the Global Certificate indicating the date and amount of such reduction.

                  11. DTC may discontinue its services as a securities depositary with respect to the Preferred Securities at any time by giving reasonable prior written notice to the Issuer and the Transfer Agent and Registrar (at which time DTC will confirm with the Issuer or the Transfer Agent and Registrar the aggregate number of Preferred Securities deposited with it) and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Issuer may determine to make alternative arrangements for book-entry settlement for the Preferred Securities, make available one or more separate global certificates evidencing Preferred Securities to any Participant having Preferred Securities credited to its DTC account, or issue definitive Preferred Securities to the beneficial holders thereof, and in any such case, DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar and to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

                  12. In the event that the Issuer determines that beneficial owners of Preferred Securities shall be able to obtain definitive Preferred Securities, the Issuer or the Transfer Agent and Registrar shall notify DTC of the availability of certificates. In such event, the Issuer or the Transfer Agent and Registrar shall issue, transfer and exchange certificates in appropriate amounts, as required by DTC and others, and DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar and to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

                  13. This letter may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Nothing herein shall be deemed to require the Transfer Agent and Registrar to advance funds on behalf of Everest Re Capital Trust.

                                        Very truly yours,

                                        EVEREST RE CAPITAL TRUST
                                        (As Issuer)



                                        By:
                                           ---------------------------
                                             Administrative Trustee

                                        |X|
                                        (As Transfer Agent and Registrar)



                                        By:
                                           ---------------------------
                                             Name:
                                             Title:


                                        RECEIVED AND ACCEPTED:

                                        THE DEPOSITORY TRUST COMPANY

                                        By:
                                           ---------------------------
                                             Authorized Officer

                                                                     Exhibit C





                    [FORM OF COMMON SECURITIES CERTIFICATE]

               THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE
                 DEPOSITOR OR AN AFFILIATE OF THE DEPOSITOR IN
             COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.11 OF THE
                 TRUST AGREEMENT AND ONLY IN CONNECTION WITH A
        SIMULTANEOUS DELEGATION AND ASSIGNMENT OF THE EXPENSE AGREEMENT
                              REFERRED TO THEREIN

Certificate Number                                 Number of Common Securities

  C-

                    Certificate Evidencing Common Securities

                                       of

                            Everest Re Capital Trust

                             ___% Common Securities
                  (liquidation amount $25 per Common Security)

         Everest Re Capital Trust, a statutory business trust created under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that Everest Reinsurance Holdings, Inc., a Delaware corporation (the "Holder") is the registered owner of common securities of the Issuer Trust representing undivided common beneficial interests in the assets of the Issuer Trust and designated the ___% Common Securities (liquidation amount $25 per Common Security) (the "Common Securities"). Except in accordance with Section 5.11 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof other than in accordance therewith shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of October |X|, 1999, as the same may be amended from time to time (the "Trust Agreement"), among Everest Reinsurance Holdings, Inc., as Depositor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, and the Holders, from time to time, of Trust Securities. The Issuer Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         This Common Securities Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

         Terms used but not defined herein have the meanings set forth in the Trust Agreement.

         IN WITNESS WHEREOF, one of the Administrative Trustees of the Issuer Trust has executed this certificate this __ day of October , 1999.


                                          EVEREST RE CAPITAL TRUST

                                          By:
                                             ---------------------------
                                             Name:
                                             Administrative Trustee

                                                                     Exhibit D

                           [FORM OF EXPENSE AGREEMENT]


                    AGREEMENT AS TO EXPENSES AND LIABILITIES

         AGREEMENT AS TO EXPENSES AND LIABILITIES, dated as of October |X|, 1999, between Everest Reinsurance Holdings, Inc., a Delaware corporation (the "Corporation"), and Everest Re Capital Trust, a Delaware business trust (the "Issuer Trust").

         WHEREAS, the Issuer Trust intends to issue its Common Securities (the "Common Securities") to and acquire Notes from the Corporation and to issue and sell |X|% Preferred Securities (the "Preferred Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement, dated as of October |X|, 1999, among the Corporation, as Depositor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, and the Holders of Trust Securities, as the same may be amended from time to time (the "Trust Agreement");

         WHEREAS, the Corporation will directly or indirectly own all of the Common Securities of the Trust and will issue the Notes;

         WHEREAS, capitalized terms used but not defined herein have the meanings set forth in the Trust Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

         SECTION 1.1. Guarantee by the Corporation. Subject to the terms and conditions hereof, the Corporation hereby irrevocably and unconditionally guarantees to each person or entity to whom the Issuer Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any costs, expenses or liabilities of the Issuer Trust, other than obligations of the Issuer Trust to pay to holders of any Trust Securities the amounts due such holders pursuant to the terms of the Trust Securities. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

         SECTION 1.2. Subordination of Guarantee. The guarantee and other liabilities and obligations of the Corporation under this Agreement shall constitute unsecured obligations of the Corporation and shall rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) of the Corporation to the extent and in the manner set forth in the Indenture with respect to the Notes, and the provisions of Article XIII of the Indenture will apply, mutatis mutandis, to the obligations of the Corporation hereunder. The obligations of the Corporation hereunder do not constitute Senior Indebtedness (as defined in the Indenture) of the Corporation.

         SECTION 1.3. Term of Agreement. This Agreement shall terminate and be of no further force and effect upon the later of (a) the date on which full payment has been made of all amounts payable to all holders of all the Preferred Securities (whether upon redemption, liquidation, exchange or otherwise) and (b) the date on which the Notes shall have been distributed to the Holders of the Trust Securities as provided in Article IX of the Trust Agreement; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Preferred Securities or any Beneficiary must restore payment of any sums paid under the Preferred Securities, under any Obligation, under the Guarantee Agreement dated the date hereof by the Corporation and The Chase Manhattan Bank, as guarantee trustee, or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

         SECTION 1.4. Waiver of Notice. The Corporation hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and the Corporation hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         SECTION 1.5. No Impairment. The obligations, covenants, agreements and duties of the Corporation under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

         (a) the extension of time for the payment by the Issuer Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

         (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Issuer Trust granting indulgence or extension of any kind; or

         (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer Trust or any of the assets of the Issuer Trust (other than the dissolution of the Issuer Trust in accordance with the terms thereof).

There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, the Corporation with respect to the happening of any of the foregoing.

         SECTION 1.6. Enforcement. A Beneficiary may enforce this Agreement directly against the Corporation and the Corporation waives any right or remedy to require that any action be brought against the Issuer Trust or any other person or entity before proceeding against the Corporation.

         SECTION 1.7. Subrogation. The Corporation shall be subrogated to all rights (if any) of any Beneficiary against the Issuer Trust in respect of any amounts paid to the Beneficiaries by the Corporation under this Agreement; provided, however, that the Corporation shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Agreement.


                                   ARTICLE II

         SECTION 2.1. Assignment. This Agreement may not be assigned by either party hereto without the consent of the other, and any purported assignment without such consent shall be void.

         SECTION 2.2. Binding Effect. All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the Beneficiaries.

         SECTION 2.3. Amendment. So long as there remains any Beneficiary or any Preferred Securities are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Preferred Securities without the consent of such Beneficiary or the holders of the Preferred Securities, as the case may be.

         SECTION 2.4. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), telex or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer-back, if sent by telex):

         If given to the Corporation:

                  Everest Reinsurance Holdings, Inc.
                  477 Martinsville Road
                  P.O. Box 830
                  Liberty Corner, New Jersey 07938
                  Facsimile No.: |X|
                  Attention: |X|

         If given to the Issuer Trust:

                  Everest Re Capital Trust
                  477 Martinsville Road
                  P.O. Box 830
                  Liberty Corner, New Jersey 07938
                   Facsimile No.:  |X|
                  Attention: |X|

                  With a copy to:

                           Everest Reinsurance Holdings, Inc.
                           477 Martinsville Road
                           P.O. Box 830
                           Liberty Corner, New Jersey 07938
                           Facsimile No.: |X|
                           Attention: |X|


         SECTION 2.5. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         THIS AGREEMENT is executed as of the day and year first above written.


                                      EVEREST REINSURANCE HOLDINGS, INC.


                                      By:
                                         ----------------------------------
                                         Name:
                                         Title:

                                      EVEREST RE CAPITAL TRUST


                                      By:
                                         ----------------------------------
                                         Name:
                                         Title:

                                                                     Exhibit E





                   [FORM OF PREFERRED SECURITIES CERTIFICATE]

         [IF THE PREFERRED SECURITIES CERTIFICATE IS TO BE EVIDENCED BY A GLOBAL PREFERRED SECURITY, INSERT--This Preferred Securities Certificate is a Global Preferred Security within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of a Clearing Agency or a nominee of a Clearing Agency. This Preferred Securities Certificate is exchangeable for Preferred Securities Certificates registered in the name of a person other than the Clearing Agency or its nominee only in the limited circumstances described in the Trust Agreement and may not be transferred except as a whole by the Clearing Agency to a nominee of the Clearing Agency or by a nominee of the Clearing Agency to the Clearing Agency or another nominee of the Clearing Agency, except in the limited circumstances described in the Trust Agreement.

         Unless this Preferred Security Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Everest Re Capital Trust or its agent for registration of transfer, exchange or payment, and any Preferred Security Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Certificate Number                             Number of Preferred Securities



                                   CUSIP NO.

                                ---------------

                  Certificate Evidencing Preferred Securities

                                       of

                            Everest Re Capital Trust

                      ____% Preferred Securities, Series I
                (liquidation amount $25 per Preferred Security)

Everest Re Capital Trust, a statutory business trust created under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that Everest Reinsurance Holdings, Inc., a Delaware corporation (the "Holder") is the registered owner of Preferred Securities of the Trust representing an undivided capital beneficial interest in the assets of the Trust and designated the Everest Re Capital Trust ____% Preferred Securities, (liquidation amount $25 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.5 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Trust Agreement of the Issuer Trust, dated as of October __, 1999, as the same may be amended from time to time (the "Trust Agreement"), among Everest Reinsurance Holdings, Inc., as Depositor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, and the Holders of Trust Securities. The Holder is entitled to the benefits of the Guarantee Agreement entered into by Everest Reinsurance Holdings, Inc., a New York corporation, and The Chase Manhattan Bank, as Guarantee Trustee, dated as of October __, 1999, as the same may be amended from time to time (the "Guarantee Agreement"), to the extent provided therein. The Issuer Trust will furnish a copy of the Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Property Trustee at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         This Preferred Securities Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

         All capitalized terms used but not defined in this Preferred Securities Certificate are used with the meanings specified in the Trust Agreement, including the Exhibits thereto.

         IN WITNESS WHEREOF, one of the Administrative Trustees of the Issuer Trust has executed this certificate this __ day of October, 1999.

                                      EVEREST RE CAPITAL TRUST


                                      By:
                                         ----------------------------------
                                         Name:
                                         Administrative Trustee

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred
                                  Security to:



        (Insert assignee's social security or tax identification number)




                   (Insert address and zip code of assignee)

and irrevocably appoints



agent to transfer this Preferred Security Certificate on the books of the Issuer Trust. The agent may substitute another to act for him or her.

Date:
      ----------------

Signature:
           ------------------------------------------------------------------
           (Sign exactly as your name appears on the other side of this Preferred Security Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.